UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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SCRIPPS NETWORKS INTERACTIVE, INC.

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PROXY STATEMENT
PROPOSAL 1 Election of Directors
REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES
CORPORATE GOVERNANCE
REPORT OF THE COMPENSATION COMMITTEE
REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION TABLES
DIRECTOR COMPENSATION
PROPOSAL 2
PROPOSAL 3
REPORT ON RELATED PARTY TRANSACTIONS
INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
REPORT ON SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
OTHER MATTERS

SCRIPPS NETWORKS INTERACTIVE, INC.
312 Walnut Street, Suite 1800
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2011

TO THE SHAREHOLDERS OF SCRIPPS NETWORKS INTERACTIVE, INC.

The Annual Meeting of the Shareholders of Scripps Networks Interactive, Inc. (the “Company”) will be held at the Company’s headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee 37932, on Wednesday, May 18, 2011, at 4:00 p.m., local time, for the following purposes:

1.	to elect 11 persons as directors of the Company;

2.	to consider an advisory vote on approval of the compensation of the Company’s named executive officers; and

3.	to consider an advisory vote on the frequency of the advisory vote on approval of the compensation of the Company’s named executive officers; and

4.	to transact such other business as may properly come before the meeting.

The board of directors has set the close of business on March 22, 2011, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

We encourage you to attend the meeting and vote your shares in person. If you plan to attend the meeting and need special assistance because of a disability, please contact the corporate secretary’s office.

We have enclosed the 2010 Annual Report, including financial statements, and the proxy statement with this Notice of Annual Meeting.

It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Registered shareholders can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you may still vote your shares by marking your vote on the enclosed proxy card and signing, dating and mailing it in the envelope provided. Returning your executed proxy card, or voting your shares using the toll-free number or the Internet, will not affect your right to attend the meeting and vote your shares in person.

Your proxy is being solicited by the board of directors.

ANATOLIO B. CRUZ III
Chief Legal Officer and Corporate Secretary

April 5, 2011

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2011.
The Proxy Statement, Annual Report to Shareholders and Proxy Card are available without charge at http://www.proxydocs.com/sni.

SCRIPPS NETWORKS INTERACTIVE, INC.
312 Walnut Street, Suite 1800
Cincinnati, Ohio 45202

PROXY STATEMENT
2011 ANNUAL MEETING
May 18, 2011

This proxy statement, together with the accompanying notice of meeting, proxy card and annual report, is being mailed to shareholders on or about April 5, 2011. It is furnished in connection with the solicitation of proxies by the board of directors of Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders, which will be held on Wednesday, May 18, 2011.

The close of business on March 22, 2011, has been set as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

On March 22, 2011, the Company had outstanding 133,679,061 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 34,359,113 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

Quorum Requirement and Voting

A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding Class A Common Shares is necessary for the election of the three directors to be elected by the holders of the Class A Common Shares and the presence, in person or by proxy, of the holders of a majority of the outstanding Common Voting Shares is necessary for any other action to be taken at the meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so under the regulations of the NYSE.

In counting votes on a particular item, the company will treat abstentions as votes cast on the particular matter; therefore, they have the same effect as a vote against the matter. The company will not, however, treat broker non-votes as either votes cast or shares present for matters related to the particular item. As a result, broker non-votes will have no effect on the matter unless the matter requires a majority of the outstanding shares of a class for approval (in which event they will have the same effect as a vote against the matter).

PROPOSAL 1

Election of Directors

A board of 11 directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and eight by the holders of Common Voting Shares voting separately as a class. In the election, the nominees receiving the greatest number of votes will be elected.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the eight directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board of directors may propose.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth certain information as to each of the nominees for election to the board of directors.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares

David A. Galloway(1)	67	2008	President and Chief Executive Officer of Torstar Corporation from 1988 until his retirement in May 2002 (a media company listed on the Toronto Stock Exchange).
			Mr. Galloway brings over twenty years of media industry experience to the Company. His previous role as Chief Executive Officer provides him with knowledge, experience and insight into various budget issues as well as oversight, governance and management of large organizations. He holds an MBA from Harvard and has extensive business experience and leadership skills. Additionally, he served on the board of directors of The E.W. Scripps Company (from which the Company was spun off in July 2008), which provided him with institutional knowledge and insight into the challenges and opportunities of the Company.

Dale C. Pond(2)	64	2008	Retired Senior Executive Vice President, Chief Merchandising Officer of Lowe’s Companies. Mr. Pond held this position from 2003 until his retirement in 2005.
			Mr. Pond brings over thirty-five years of business experience and expertise in merchandising, marketing and strategy development. His former role as a senior executive with Lowe’s provides him with knowledge, experience and insight into various budgetary issues as well and oversight and management of large public companies. His service as chair of the compensation committee and nominating and governance committee on another board of directors has provided him with insight and perspective regarding current issues on executive compensation and governance.

Ronald W. Tysoe(3)	57	2008	Senior Advisor of Perella Weinberg Partners LP from October 2006 to September 2007; Vice Chairman from April 1990 to October 2006 of Federated Department Stores, Inc. (now Macy’s Inc.).

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

			Mr. Tysoe brings significant experience in accounting and finance, including serving on a number of audit committees of public companies and as a former Chief Financial Officer of a large public company. Mr. Tysoe is an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act. Additionally, he served as a director of The E.W. Scripps Company, which provided him with institutional knowledge and insight into the challenges and opportunities of the Company.

Nominees for Election by Holders of Common Voting Shares

John H. Burlingame(4)	77	2008	Retired Partner since January 2003, Active Retired Partner from January 2000 to December 2002; Senior Partner from January 1998 to December 1999; Partner from June 1997 through December 1997 and Executive Partner from 1982 through 1997 of Baker & Hostetler LLP (law firm).

			Mr. Burlingame brings to the Company experience in legal matters as a result of his legal career and institutional knowledge of the Company from his service as a Trustee of the Edward W. Scripps Trust (the “Trust”), the Trust that holds 87.7% of the Common Voting shares. As a result of his long-time affiliation with the Trust, the Company and The E.W. Scripps Company, he brings the perspective of the Company’s largest shareholder.

Michael R. Costa	52	2009	Head of Mergers and Acquisitions and Vice Chairman of Investment Banking, Cowen and Company, since July, 2010. Former Managing Director, Global Markets and Investment Banking/Mergers and Acquisitions of Merrill Lynch & Co. from 1989 through 2008.
			Mr. Costa brings more than twenty years of finance/investment banking experience to the board of directors. He also holds a law degree. His prior work experience includes serving as a financial advisor to numerous corporations/boards of directors in the media and communications industries in connection with mergers, acquisitions and corporate restructurings.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Kenneth W. Lowe	60	2008	Chairman, President and Chief Executive Officer of the Company since July 2008. President and Chief Executive Officer of The E.W. Scripps Company from October 2000 to June 2008. President and Chief Operating Officer from January 2000 to September 2000 of The E.W. Scripps Company.
			From his service as the current Chairman, President and Chief Executive Officer of the Company and his prior service as President and Chief Executive Officer and Chief Operating Officer of The E.W. Scripps Company (from which the Company was spun off in July 2008), Mr. Lowe brings deep institutional knowledge and perspective regarding the Company’s strengths, challenges and opportunities. He possesses extensive public company and media (cable network) industry experience.

Jarl Mohn(5)	59	2008	Trustee of the Mohn Family Trust since September 1991, Interim CEO at MobiTV from May 2007 to October 2007; President and Chief Executive Officer of Liberty Digital, Inc. from January 1999 to March 2002; President and CEO of E! Entertainment Television from January 1990 to December 1998.
			Mr. Mohn brings more than forty years experience in the media industry through his prior positions as Chief Executive Officer of several major media companies. He is known for his vast and extensive industry knowledge, innovative thinking and expertise as well as a thorough understanding of the challenges and opportunities faced by the Company. Additionally, he served as a director of The E.W. Scripps Company, which provided him with institutional knowledge of the Company.

Nicholas B. Paumgarten(6)	65	2008	Chairman, Corsair Capital LLC (an investment firm) since March 2006; Managing Director of J.P. Morgan Chase and Chairman of J.P. Morgan Corsair II Capital Partners L.P. from February 1992 to March 2006 (an investment banking firm and an investment fund).

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

			Mr. Paumgarten has extensive financial industry experience and brings both financial services and corporate governance perspective to the Company as the current Chairman of Corsair Capital, the former Managing Director of J.P. Morgan Chase, and the former Chairman of J.P. Morgan Corsair II Capital Partners L.P. His prior service as a director of The E.W. Scripps Company provided him with institutional knowledge and expertise in the media industry.

Mary McCabe Peirce(4)(7)	62	2008	Trustee of The Edward W. Scripps Trust. Ms. Peirce brings institutional knowledge to the Company through her service as a Trustee of The Edward W. Scripps Trust and as a director of The E.W. Scripps Company. As a result of her service, she has a thorough understanding of the Company’s history and vision.

Jeffrey Sagansky(8)	59	2008	Chairman of Winchester Capital since 2009; Chairman of RHI Entertainment since February 2009; Chairman of Elm Tree Partners since January 2007; Former Co-Chairman of Peace Arch Entertainment from September 2007 to February 2008; Vice Chairman of Paxson Communications from December 2002 to August 2003; President and CEO of Paxson from 1998 to December 2002.
			Mr. Sagansky brings more than thirty-five years experience managing television operations and investing in television distribution and production companies, which enables him to provide critical insights into the media industry and how best to position the Company for success. He also holds an MBA from Harvard Business School. From his long-term experience in the media industry, he brings expertise and industry knowledge to the board. Also, as a former director of The E. W. Scripps Company, he brings historical knowledge of the Company and its strengths, challenges and opportunities.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Nackey E. Scagliotti(4)(7)	65	2008	Chairman of The E. W. Scripps Company since May 2009; Former Chairman of the board of directors from May 1999 to December 2008 and Assistant Publisher from 1996 to May 1999 of The Union Leader Corporation (New Hampshire publisher of daily, Sunday and weekly newspapers). Former President (1999 through 2003) and Publisher (1999 and 2000) of Neighborhood Publications, Inc. (New Hampshire publisher of weekly newspapers).
			Ms. Scagliotti brings institutional knowledge of the Company as a Trustee of the Trust. Additionally, she serves as Chairman of The E.W. Scripps Company’s board of directors, which provides governance perspective as well as historical knowledge of the Company.

(1)	Mr. Galloway is chairman of the board of directors of the Bank of Montreal, and a director of Toromont Industries (a Caterpillar machinery dealer and gas compression company).

(2)	Mr. Pond is a director of Bassett Furniture (a retailer, manufacturer and marketer of branded home furnishings) and Family Dollar Stores (a company that operates a chain of general merchandise retail discount stores).

(3)	Mr. Tysoe is a director of Canadian Imperial Bank of Commerce, Cintas Corporation (a company providing specialized services, including uniform programs and other products, to businesses), Taubman Centers, Inc. (a real estate company that owns and operates regional shopping centers) and Pzena Investment Management, Inc. (an investment management company).

(4)	Mr. Burlingame, Mrs. Peirce and Mrs. Scagliotti are the trustees of The Edward W. Scripps Trust. Mr. Burlingame, Mrs. Peirce and Mrs. Scagliotti are directors of The E. W. Scripps Company (a media company with interests in newspaper publishing, broadcast television stations, licensing and syndication).

(5)	Mr. Mohn is a director of comScore (an internet usage measurement company), MobiTV (a private company that provides live television and video programming to cell phones), KickApps (a software company with applications to create social networks and community), Vuze (a peer to peer video distribution platform), Rubicon Project (a private web ad network optimization company) and Riot Games (a private on-line game developer).

(6)	Mr. Paumgarten is a director of Sparta Insurance (an insurance company) and Kyobo Life Insurance Co., Ltd. (a Korean private company).

(7)	Mrs. Peirce and Mrs. Scagliotti are income beneficiaries of The Edward W. Scripps Trust and are first cousins.

(8)	Mr. Sagansky is a director of RHI Entertainment (a producer of TV movies and mini series); Elm Tree Partners (a private casino development company) and Winchester Capital (a private film and TV finance company).

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2011, unless indicated otherwise in the footnotes below, of more than 5% of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

	Total Shares to be
	Beneficially Owned		Percentage of Total
	Class A	Common	Class A	Common
	Common	Voting	Common	Voting
Name and Address of Beneficial Owner	Shares	Shares	Shares	Shares

GREATER THAN FIVE PERCENT SHAREHOLDERS
The Edward W. Scripps Trust(1)	39,192,222	32,080,000	29.4%	93.4%
13350 Metro Parkway, Suite 301 Fort Myers, Florida 33966-4796
Harris Associates L.P.(2)	7,428,325	—	5.57%	—
Two North LaSalle St., Suite 500 Chicago, IL 60602-3790

(1)	The trustees of the Trust are John H. Burlingame, Mary McCabe Peirce and Nackey Scagliotti. The Trust will terminate upon the death of one individual. Upon the termination of the Trust, substantially all of its assets (including all shares of capital stock of the Company held by the Trust) will be distributed to certain descendants.

(2)	Based on a Schedule 13G filed by Harris Associates L.P. and Harris Associates Inc. with the SEC on February 8, 2011.

The following table sets forth certain information with respect to the beneficial ownership of Class A Common Shares by the Company’s executive officers and directors as of January 31, 2011.

	Class A	Exercisable	Total Class A	Percentage of
Name of Beneficial Owner:	Common Shares(1)	Options(2)	Common Shares(3)	Percent

Michael R. Costa	0	14,571	14,571	*
Anatolio B. Cruz III	40,709	44,226	84,935	*
John H. Burlingame(4)	6,864	49,914	56,778	*
David A. Galloway	15,978	14,571	30,549	*
Mark S. Hale	13,769	71,147	84,916	*
John F. Lansing	104,542	78,365	182,907	*
Kenneth W. Lowe	510,071	916,340	1,426,411	*
Jarl Mohn(5)	15,337	14,571	29,908	*
Joseph G. NeCastro	112,877	87,791	200,668	*
Nicholas B. Paumgarten(6)	10,045	68,121	78,166	*
Mary Peirce(4)	1,253	14,571	15,824	*
Dale Pond	1,253	14,571	15,824	*
Jeffrey Sagansky	11,755	14,571	26,326	*
Nackey E. Scagliotti(4)	9,272	49,914	59,186	*
Ronald W. Tysoe	19,785	25,281	45,066	*
All directors & executive	40,138,009	1,562,430	41,700,439	31.26%
officers as a group (22 persons)

*	Shares owned represent less than 1% of the outstanding shares of such class of stock.

(1)	The shares listed for each of the officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.

(2)	The Class A Common Shares listed for each of the executive officers and directors include shares covered by options that were exercisable at January 31, 2011 and options that were exercisable within 60 days after January 31, 2011.

(3)	The shares listed do not include the balances held in any of the directors’ phantom share accounts created as a result of an election to defer compensation under the 2008 Deferred Compensation Plan for Directors.

(4)	These persons are trustees of The Edward W. Scripps Trust and have the power to vote and dispose of the 39,192,222 Class A Common Shares and the 32,080,000 Common Voting Shares held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust.

(5)	The shares for Mr. Mohn include 100 shares held in a S corporation that is 100% controlled by The Mohn Family Trust.

(6)	The shares listed for Mr. Paumgarten include 1,700 shares owned by his wife. Mr. Paumgarten disclaims beneficial ownership of such shares.

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2010 Board Meetings

During 2010, the board of directors held four regularly scheduled meetings and six special meetings. All directors attended all of the meetings of the board of directors and of the committees on which they served during the year ended December 31, 2010, except for one director who missed one special meeting and one director who missed one committee meeting.

Executive Sessions of Directors

Executive sessions of non-management directors are held regularly. A lead director selected by the board of directors or another non-management director selected by the board of directors at the time of the meeting presides at each of these meetings. Nicholas B. Paumgarten served as the lead director for 2010.

Committee Charters

The charters of the audit, compensation and nominating and governance committees are available for review on the Company’s Web site at www.scrippsnetworksinteractive.com by first clicking on “Investor Relations,” and then “Corporate Governance,” and then on each charter’s name. Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202.

Committees of the Board of Directors

Executive Committee.  Kenneth W. Lowe, Chair, Nicholas B. Paumgarten and John H. Burlingame are the members of the executive committee. The board of directors may delegate authority to the executive committee to exercise certain powers of the board of directors in the management of the business and affairs of the Company between board of directors meetings.

Audit Committee.  Ronald W. Tysoe, Chair, Michael R. Costa, Dale Pond and Jeffrey Sagansky are the members of the audit committee. The purpose of the committee is to assist the board of directors in fulfilling its oversight responsibility relating to: (1) the integrity of the company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the evaluation of enterprise risk issues; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2010, the audit committee held eight meetings. Each member of the audit committee is financially literate, under applicable Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) standards. In addition, Mr. Tysoe is an “audit committee financial expert,” as defined under SEC regulations. No member of the committee may receive any compensation, consulting, advisory or other fee from the Company, other than the board of directors compensation described elsewhere in this proxy statement, as determined in accordance with applicable SEC and NYSE rules.

The Company does not limit the number of other audit committees on which the members serve; however, in each case, the board of directors evaluates and determines whether commitments to serve on other audit committees impairs such member’s effective service to the Company. Mr. Tysoe currently serves on the audit committees of four public companies, in addition to service on the audit committee of the Company. The Company’s board of directors reviewed this service commitment and determined that such simultaneous service does not impair his ability to effectively serve on the Company’s audit committee.

Compensation Committee.  David A. Galloway, Chair, John H. Burlingame, Jarl Mohn and Ronald W. Tysoe are the members of the compensation committee. The committee is appointed by the board of directors to discharge the board of director’s responsibilities relating to compensation of the Company’s directors and officers. The committee reviews and approves the Company’s goals and objectives relevant to compensation of senior management and evaluates the performance of senior management in light of those goals and objectives. With respect to the senior managers, the committee establishes base compensation levels, the terms of incentive compensation plans and equity-based plans and post-service arrangements. The committee approves all awards under the Company’s Long-Term Incentive Plan and approves awards under the Company’s Executive Annual Incentive Plan. The committee reviews all of the components of the chief executive officer’s compensation, including goals and objectives, and makes recommendations to the board of directors.

With respect to any funded employee benefit plans, the committee appoints and monitors named fiduciaries. On an annual basis, the committee reviews the operation of the Company’s compensation program to evaluate its coordination and execution and reviews any management perquisites. The committee reviews succession planning relating to positions held by senior officers and makes recommendations with respect thereto to the board of directors. The committee reviews and makes recommendations with respect to director compensation to the board of directors. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior managers and directors. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion and Analysis and related compensation disclosure included in the Company’s proxy statement. During 2010, the compensation committee held six meetings.

Nominating and Governance Committee.  Nackey E. Scagliotti, Chair, Nicholas B. Paumgarten, Mary McCabe Peirce and Jeffrey Sagansky are the members of the nominating and governance committee. The purpose of the committee is (1) to assist the board of directors by identifying individuals qualified to become board members and to recommend director nominees to the board of directors; (2) to recommend to the board the Corporate Governance Guidelines applicable to the Company; (3) to lead the board of directors in its annual review of the board of director’s performance; and (4) to recommend to the board of directors nominees for each committee of the board of directors. During 2010, the nominating and governance committee held three meetings.

Pricing Committee.  Michael R. Costa, Jarl Mohn and Ronald W. Tysoe are the members of a special pricing committee appointed by the board of directors in 2009 in connection with the renewal of the Company’s affiliate agreements. The pricing committee met one time in the first quarter of 2010 and one time in the fourth quarter of 2010.

CORPORATE GOVERNANCE

The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating and governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s Web site by clicking on “Investor Relations,”

then “Corporate Governance,” and “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202.

Code of Ethics

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Ethics which is applicable to all employees. The Company’s corporate ethics program director is responsible for implementation and oversight of the ethics program. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the audit committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. The Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers is available for review on the Company’s Web site and to any shareholder who requests a printed copy. Amendments to the policies and waivers of provisions applicable to executive officers or directors may only be made by the board of directors or an authorized committee of the board of directors. Any such amendment or waiver will be promptly disclosed on the Company’s Web site within four business days.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that the best, most ethical choices are made at work. To support this commitment, the Company established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflicts of interest, discrimination or harassment; diverting of product or business activity; embezzlement; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; securities violations; sexual harassment; substance abuse; theft; or unsafe working conditions. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. This number (888-258-3507) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com).

Charitable Contributions

The Company has not made any charitable contributions, where the amount has exceeded $1 million or 2% of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer.

Board Leadership Structure

Kenneth W. Lowe serves as both the chairman of the Company’s board of directors and as its president and chief executive officer. The board of directors has also appointed a lead director, Nicholas B. Paumgarten, who presides at all meetings of the board of directors at which the chairman is not present, including executive sessions of the independent directors. The lead director also serves as a liaison between the chairman and the independent directors, which includes sharing with the chief executive officer such observations, comments or concerns as he and the other independent directors deem appropriate, reviews with the chairman matters to be presented to the board of directors, including meeting agendas and has the authority to call meetings of the independent directors. The Company’s enterprise risk issues are reviewed by the audit committee, which reports on such issues to the board of directors based on periodic reports from management. The chief executive officer’s performance is reviewed annually by the compensation committee, which reports such determinations to the board of directors. The Company deems this leadership structure appropriate as it promotes efficiency in communications between the chief executive officer and the board of directors while monitoring effective independent board oversight over the chief executive officer.

Communications with the Directors

Shareholders and other interested parties wishing to communicate with the independent directors as a group or with any individual director (including the lead director) may do so by addressing a letter to the independent directors or to the individual director and sending it to them in care of the corporate secretary at 312 Walnut Street, Suite 1800, Cincinnati, Ohio 45202. For those who wish to send such communications via e-mail, they can do so to

ab.cruz@scrippsnetworks.com. A majority of the independent directors have instructed the corporate secretary to review all communications so received, and to forward directly to the independent directors or the individual director all such communications, except for communications unrelated to the function of the board of directors. Any communications not forwarded will be retained for one year, and any independent director may request the corporate secretary to forward to the independent director any such communication. The corporate secretary will not share direct communications to the independent directors or an individual director with any other member of management unless instructed to do so by the lead director or the independent director to whom the communication was addressed.

Director Attendance at Annual Meetings of Shareholders

The Company does not have a policy with regard to attendance by the board of directors at the Annual Meeting of Shareholders.

Director Education

New directors attend a training session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors. The director orientation policy is reviewed by the nominating and governance committee annually.

Director Independence — Audit Committee

The board of directors of the Company has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and in the listing standards of the NYSE.

Director Independence — Controlled Company Status

The NYSE requires listed companies to have a majority of independent directors on their boards and to ensure that their compensation committee and governance committee are composed of a majority of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these requirements so long as it discloses to shareholders that the company qualifies as a “controlled company” and is relying on this exemption in not having a majority of independent directors on the board or a majority of independent directors on either of the aforementioned committees. A “controlled company” is a listed company of which more than 50% of the voting power is held by an individual, a group, or another company. The Edward W. Scripps Trust holds a majority of the Company’s outstanding Common Voting Shares, and as such the Company qualifies as a “controlled company” and may rely on the NYSE exemption. The Company is not relying at present on that exemption.

Director Independence

The Company has determined that the following directors have no material relationship with the Company and are independent under the criteria set forth in applicable rules of the SEC, the NYSE Corporate Governance Standards and the Company’s Corporate Governance Principles: John H. Burlingame, Michael R. Costa, David A. Galloway, Jarl Mohn, Nicholas B. Paumgarten, Mary McCabe Peirce, Dale Pond, Jeffrey Sagansky, Nackey E. Scagliotti and Ronald W. Tysoe. Additionally, all of the members of the audit committee, nominating and governance committee and the compensation committee are independent under such standards.

Nominations for Directors

The nominating and governance committee will review any candidate recommended by a shareholder of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating and Governance Committee, c/o Mr. Anatolio B. Cruz III, Scripps Networks Interactive, Inc., 312 Walnut Street, Suite 1800, Cincinnati, Ohio 45202.

In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Nomination for Directors — Qualification Standards

When selecting new director nominees, the nominating and governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee seeks diversity on the board of directors in terms of skills and experience and other factors. The committee is responsible for reviewing with the board of directors the experience, qualifications, attributes and skills of nominees as well as the diversity and composition of the board of directors as a whole. A person considered for nomination to the board of directors must be a person of high integrity. Other factors considered are independence, age, skills, and experience in the context of the needs of the board of directors. The nominating and governance committee makes recommendations to the board of directors regarding the selection of director nominees. The committee is required to review annually the effectiveness of the Company’s corporate governance principles, including the provisions regarding director qualifications (including diversity) that are part of the corporate governance principles.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (also referred to as “CD&A”) describes the Company’s compensation philosophy for its named executive officers. For purposes of this CD&A, the Company’s named executive officers are Messrs. Lowe, NeCastro, Lansing, Cruz and Hale. These individuals are referred to collectively as “NEOs”.

Overview of Compensation Program

Objectives

The Company’s executive compensation program is designed to meet the following three objectives that align with and support our strategic business goals:

•	Attract and retain executives who lead the Company’s efforts to build long-term value for shareholders.

•	Reward annual operating performance and increases in shareholder value.

•	Emphasize the variable performance-based components of the compensation program more heavily than the fixed components.

Compensation Elements

The key elements of the Company’s executive compensation program are base salary, annual incentives, long-term incentives consisting of stock options and performance-based restricted share units, and retirement benefits. The compensation program also includes certain perquisites, but these perquisites are not a significant element of compensation. Each element of compensation is designed to fulfill the compensation objectives discussed above.

Fixed or
Program	Form	Variable		Objectives

Base salary	Cash	Fixed	•	Serves as attraction and retention incentive
			•	Rewards individual performance
Annual incentive	Cash	Variable	•	Rewards annual operating results
			•	Emphasizes variable performance-based compensation

Fixed or
Program	Form	Variable		Objectives

Long-term incentive, which includes: stock options, and	Equity	Variable	•	Emphasizes variable performance-based compensation
			•	Serves as attraction and retention incentive
			•	Rewards for increasing stock price and enhancing long-term value
			•	Aligns interests with shareholders
Performance-based restricted share units	Equity	Variable	•	Rewards annual operating results
			•	Serves as attraction and retention incentive
			•	Rewards for maintaining and increasing stock price and enhancing long-term value
			•	Aligns interests with shareholders
Retirement benefits	Cash	Fixed	•	Serves as attraction and retention incentive

Benchmarking

To assist in evaluating and determining levels of compensation in 2010, the Committee’s independent consulting firm, Meridian Compensation Partners, LLC, collected and analyzed comprehensive market data, including base salary, target short-term incentives and long-term incentive opportunities for each of the NEOs from the following published and proprietary sources:

•	Primary Data Source: Proxy data from a peer group of 13 companies in the media industry, including:

Cablevision Systems Corp	News Corp
CBS Corp	Overstock.com, Inc.
Crown Media Holdings, Inc.	Sirius XM Radio, Inc.
Discovery Communications, Inc.	Time Warner, Inc.
eBay, Inc.	Viacom, Inc.
Liberty Global, Inc.	Walt Disney Co.
Lions Gate Entertainment Corp

The companies in this group represent those companies in which we compete for business and for talent. All pay opportunities were compared with the size-adjusted median of the market using regression analysis based on revenues to reflect pay of similar-situated executives in comparable positions.

•	Secondary References: Used as a supplement to the proxy data for reference only

•	The Cable and Telecommunications Human Resources Association (CTHRA) Cable Programmers/Broadcast Networks Compensation Survey

•	Towers Watson Executive Compensation Database: General Industry and Media Cuts

•	Hewitt Associates Compensation Measurement Database: General Industry data

Market data provides an important reference point by indicating what an executive could expect to earn at a similar peer company and what we might expect to pay if we should have to recruit from the outside. However, market data is one of the many factors that we consider in assessing the reasonableness of pay opportunities provided to our executive officers. The Committee also considers other relevant factors in setting an executive officer’s pay opportunity, such as the incumbent’s experience, tenure in position, talent supply and demand, cost constraints of the Company and internal equity considerations.

Variable or At Risk Compensation

A significant portion of the compensation program for the NEOs is “variable” or “at risk.” This means that it is contingent upon achieving specific results that are essential to our long-term success and growth in shareholder value. As described in the table above, the variable components of the 2010 compensation program include annual incentives, stock options, and performance-based restricted share units.

The compensation committee has not established a specific formula for the allocation of “fixed” and “variable” or “at risk” compensation components and instead retains the discretion to modify the allocation from year-to-year. In general, a larger percentage of Mr. Lowe’s compensation is variable or “at risk” than that of the other NEOs. The compensation committee believes this approach directly aligns the CEO with shareholder interests and is reflective of his greater responsibilities.

As illustrated below, for 2010, approximately 70% of the total direct compensation opportunity for our NEOs (other than the CEO) was weighted — assuming payout at target levels — toward variable components. The total direct compensation opportunity for the CEO was approximately 80% weighted toward variable components.

Analysis of Each Compensation Element

Following is a brief summary of each element of the 2010 compensation program for the NEOs.

Base Salary

After discussing the individual performance, experience, scope of responsibilities, and Mr. Lowe’s recommendations, the compensation committee established the base salaries for each NEO. For Mr. Lowe, the compensation committee considered his total direct compensation and decided to keep his base salary the same and increase his variable pay targets (see sections on Annual and Long-Term Incentives). Both Mr. NeCastro and Mr. Lansing received somewhat higher base salary increases than other NEOs to reflect their experience and performance as well as to better align with the market data.

2010 Base Salary
NEO	Increase Percent

Lowe	0.0%
NeCastro	8.9%
Lansing	7.1%
Cruz	3.1%
Hale	3.4%

Please refer to the “Salary” column of the Summary Compensation table for the 2010 base salaries of the NEOs.

Annual Incentive

The annual incentive payout for the NEOs is based on the extent to which certain pre-established performance goals are achieved during the year. The annual incentive compensation is consistent with the Company’s pay for performance philosophy and is also “at risk” because the Company must achieve certain performance goals established by the compensation committee for the NEOs to receive an annual incentive payout.

The annual incentive payout affects the total value of an NEO’s compensation because the annual incentives are included in an executive’s “final average compensation” for purposes of determining his or her retirement benefits, severance benefits, and benefits related to a change in control (see “Retirement Plans”, “Employment Agreement”, and “Change in Control Plan” below). The Company believes that this approach to annual incentive awards is effective in matching compensation to performance. This approach is also effective in retaining, motivating and attracting talented executives who deliver strong performance.

Target Incentive Opportunities

The NEOs had the opportunity to earn targeted incentive cash payments that were calculated as a percentage of each executive’s annual base salary. The target incentive opportunities were established by the compensation committee, according to each executive’s position and level of responsibility. The compensation committee took into consideration the overall performance of each NEO, market data as well as management’s recommendations. Based on the review of the market data, the compensation committee approved increased target incentive percents for Messrs. Lowe, NeCastro and Lansing.

	2009 Target	2010 Target
NEO	Incentive Percent	Incentive Percent

Lowe	120%	130%
NeCastro	70%	75%
Lansing	70%	75%
Cruz	60%	60%
Hale	50%	50%

Performance Goals

The target incentive opportunities are earned based on the extent to which certain performance goals are achieved. The compensation committee established two performance goals for the 2010 performance period: segment profit and earnings per share. The target annual incentive opportunities, performance targets and weighting were:

	Target Annual
	Incentive	Weights
	(As % of	Segment	Threshold	Target	Maximum
NEO	Base Salary)	Profit/ EPS	Segment Profit	Segment Profit	Segment Profit
			($ millions)	($ millions)	($ millions)

Lowe	130%	60/40	$602.9	$803.9	$1,004.9
NeCastro	75%	60/40	$602.9	$803.9	$1,004.9
Lansing	75%	60/40	$623.9	$831.9	$1,039.9
Cruz	60%	30/30/40	$602.9/623.9	$803.9/$831.9	$1,004.9/1,039.9
Hale	50%	30/30/40	$602.9/623.9	$803.9/$831.9	$1,004.9/1,039.9

			Threshold EPS	Target EPS	Maximum EPS
			$1.49	$1.99	$2.49

These performance goals were used because:

•	Segment profit. Segment profit is the measure by which the Company evaluates the operating performance of each business segment and the measure of performance most frequently used by investors to determine the value of the enterprise. Segment profit is defined as net income determined in accordance with accounting principles generally accepted in the United States excluding interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items. For NEOs whose primary responsibilities are corporate-wide (Messrs. Lowe and NeCastro), the segment profit goal was based on the consolidated performance of the Company. For Mr. Lansing, whose primary responsibility is managing Scripps Networks, the segment profit goal was based on performance of that subsidiary. Messrs. Cruz and Hale have a dual role that is both corporate-wide and for the Scripps Networks subsidiary. Their segment profit goal was therefore split between the consolidated performance and the performance of Scripps Networks.

•	Earnings per share. Earnings per share represents the portion of the Company’s profit allocated to each outstanding share of common stock and is the most comprehensive measure of the Company’s profitability on a per share basis.

Payout Percentages

For 2010, the annual incentive opportunity could vary from 0% to 165% of the targeted percentage of base salary, according to the level of overall performance achieved for the year relative to the established performance goal. The payout percentage decreases if targeted performance is not achieved, and the payout percentage increases if the company surpasses its targeted goals. For example:

•	If performance is less than 75% of target, no annual incentive is earned.

•	If performance equals 75% of target, only 5% of the incentive award is earned.

•	If performance equals 100% of target, then the entire award is achieved.

•	If performance equals or exceeds 125% of target, then 165% of the award is achieved.

The following table reflects the actual achievement level for each performance goal along with the payout percentage for 2010.

			Percent of	Final Payout
	Target	Adjusted Target	Segment Profit	Percent
NEO	Segment Profit	Segment Profit(1)	Target Achieved	Segment Profit

Lowe	$803.9	$808.2	108.75%	117.50%
NeCastro	$803.9	$808.2	108.75%	117.50%
Lansing	$831.9	$831.9	108.79%	117.58%
Cruz	$803.9/$831.9	$808.2/$831.9	108.75%/108.79%	117.50%/117.58%
Hale	$803.9/$831.9	$808.2/$831.9	108.75%/108.79%	117.50%/117.58%

		Adjusted	Percent of EPS	Final Payout
	Target EPS	Target EPS (1)	Target Achieved	Percent EPS
	$1.990	$2.005	112.77%	128.30%

(1)	The segment profit and EPS targets were adjusted to exclude revenue that was anticipated from an acquisition that did not occur.

Additional Information

For more information on the 2010 annual incentive opportunity for the NEOs, please refer to the “Grants of Plan-Based Awards” table. The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of that table provides the estimated payouts for the NEOs at threshold, target and maximum performance levels for 2010. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts earned by each NEO.

Long-Term Incentives

Our long-term incentive awards are consistent with the Company’s pay for performance philosophy and are intended to create a direct correlation between the Company’s financial performance and stock price and the level of compensation paid to the NEOs. This approach:

(i)	assists in building the stock ownership percentages of the NEOs so that their interests are more closely aligned with the long-term interest of the Company’s shareholders,

(ii) rewards performance that delivers creation of sustainable shareholder value, and

(iii) provides a long-term retention incentive for key employees based on the vesting period.

Long-Term Incentive Opportunities

Under the Company’s long-term incentive program, the NEOs were granted equity awards as recommended by the CEO and approved by the compensation committee. The compensation committee approved the 2010 target value of the equity award as a percent of base salary for each NEO based on each NEO’s position and level of responsibility. Decisions regarding long-term incentive grants were made based on role and competitive market data to reward value creation and meet retention objectives. The committee determined that, to ensure internal equity among the NEOs, that the long-term incentive award should increase as the executive’s level of responsibility and authority in the Company increased. Therefore, in addition to the other factors cited, the changes below also reflect the committee’s strategy to ensure proper internal alignment among the NEOs. Following is a summary of the 2010 long-term incentive opportunities for each NEO, along with a comparison to 2009 levels.

	2009 Long-Term Incentive as a	2010 Long-Term Incentive as a
NEO	Percent of Base Salary	Percent of Base Salary

Lowe	250%	275%
NeCastro	210%	200%
Lansing	175%	200%
Cruz	125%	125%
Hale	125%	125%

Once the compensation committee established the 2010 target value of each NEO’s equity award, one half of the value was awarded as stock options while the other half was awarded as performance-based restricted share units.

Stock Options

The stock options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant, had an eight-year term and will vest in three annual installments, beginning on the first anniversary of the date of grant.

Because the value of stock options increases when the stock price increases, stock options align the interests of NEOs with those of shareholders. In addition, stock options were intended to help retain key executives because they vest over three years and, if not vested, are forfeited if the employee terminates before retirement.

Performance-Based Restricted Share Units

The performance-based restricted share unit awards provide NEOs with an opportunity to increase their own stock ownership levels and at the same time serve as a retention incentive. The shares are earned based on the same payout schedule used for the annual incentives. Also, the target performance measure was the same as the goal for the annual incentive: 2010 consolidated segment profit of $803.9 million. As described under the Annual Incentive section above, our segment profit results were 108.75% of target resulting in a 117.50% payout. The earned shares vest 25% on each of March 15, 2011 and 2012 and 50% on March 15, 2013. The table below shows the targets and earned performance share units.

	Target	Earned
NEO	PBRSUs	PBRSUs

Lowe	40,093	47,109
NeCastro	18,636	21,897
Lansing	19,016	22,344
Cruz	9,112	10,707
Hale	7,131	8,379

Retention Grants

The compensation committee awarded retention grants to Messrs. NeCastro and Lansing at the time of the renewal of their employment agreements. Each was awarded 76,065 restricted share units that vest as follows: 25% on each of March 29, 2013 and 2014 and 50% on March 29, 2015. These grants were awarded in recognition of their contributions to the financial performance of the Company as well as the importance of the retention of their services to assure continuity in leadership of the Company. Details can be found on the “Grants of Plan-Based Awards” table.

Incentive Plan Revisions for 2011

During 2010, the compensation committee undertook a review of the Company’s annual and long term incentive plans in consultation with Meridian, its compensation consulting firm. The review included an analysis of market trends as well as a comparison to the Company’s peer group companies. The purpose of this review was to ensure that the Company’s incentive compensation practices were consistent with market trends and appropriately competitive to attract and retain executive talent. Following this review, the Company revised its payout measures for both plans beginning in 2011.

The payout calculations for the annual incentive plan beginning in 2011 will be based on a balanced mix of profit and growth measures. The mix and performance measures for each of the NEOs will be 65% Company segment profit and 35% Company revenue growth. In addition, the maximum payout percentage for each goal is 200% for performance at or above 125% of target.

The long term incentive plan awards granted in 2011 have also been modified as a result of this review. For each of the NEOs the grant will include 40% stock options, 30% time-based restricted share units (RSUs) and 30% performance-based restricted share units (PBRSUs). The PBRSUs will have a two year performance period and will compare the Company’s Total Shareholder Return (TSR) to the same peer group of 13 companies in the media industry used for benchmarking. The stock options and the RSUs will vest equally over three years and the PBRSUs will vest 50% each of the second and third years.

The compensation committee also approved the addition of vesting accelerators to long-term incentive awards granted beginning in 2011 to NEOs who are involuntarily terminated without “cause” or whose employment is terminated for “good reason.” Under each of these scenarios, the following accelerated vesting schedule will apply: i) PBRSUs will vest 100% upon the date of termination; ii) RSUs will vest on a pro-rated basis; and iii) stock options will vest on a pro-rated basis and will have an additional two years added to the exercise period (not to exceed the original grant term).

Additional Information

For more information on the equity awards granted to NEOs in 2010, please refer to the “Grants of Plan-Based Awards” table. For information about the total number of stock options, restricted shares, and restricted share units outstanding as of the end of 2010 with respect to each NEO, please refer to the “Outstanding Equity Awards at Fiscal Year-End” table.

Equity Grant Practices

The compensation committee grants annual equity awards at its February meeting. This meeting date is set typically two years in advance. The compensation committee did not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, the Company did not time the release of material nonpublic information based on equity award grant dates.

Retirement Plans

The Company provides savings and retirement benefits through the Scripps Networks Interactive Pension Plan and the Scripps Networks Interactive 401K Savings Plan.

The pension plan is closed to new participants and the credited service levels used for benefit calculation purposes are frozen; however, consideration of salary growth to calculate benefit levels continues for a ten-year transition period that ends December 31, 2019. Plan participants will continue to accrue service for vesting and early retirement eligibility.

The 401K Savings Plan includes a company match of 50% on up to 6% of the employee’s contributions and a company contribution based on a combination of age and service. This company contribution, which went into effect on January 1, 2010, was intended to mirror some of the financial benefits available under the defined benefit plan that was frozen.

To attract and retain key executive talent, the Company has determined that it is important to provide the management team, including the NEOs, with retirement benefits that are in addition to those generally provided to its employees. As a result:

•	The Company supplements the pension plan for all executives whose salary and contributions exceed the IRS limitations through the Company’s Supplemental Executive Retirement Plan (SERP). Consistent with the transitional freeze of the defined benefit plan, the SERP was also transitionally frozen, effective January 1, 2010. For more information on the pension plan and the SERP, please refer to the “Pension Benefits” table.

•	The NEOs may also defer specified portions of their compensation under the Executive Deferred Compensation Plan, and receive matching contributions, in each case in excess of what they are able to defer under the 401K Savings Plan due to IRS limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “Non-Qualified Deferred Compensation” table.

•	Due to legal restrictions for plan design, the transitional freeze of the defined benefit pension plan and accompanying transitional freeze of the Company’s SERP had a disproportionately negative impact on employees of the Company, including the NEOs, whose income levels were above the IRS compensation limits for contributions to qualified retirement plans. In order to address this disproportionately negative impact, the Company added a Supplemental Contribution Plan (SCP), effective January 1, 2010 to allow for Company contributions above the IRS contribution limits. The changes to the Company’s plans also had a disproportionately negative impact on employees as their relative ages and length of service increased. To address this negative impact, the Company contribution to the SCP was increased for a group of employees based on age and length of service, including the NEOs.

The Company believes that the SERP, Executive Deferred Compensation Plan and the SCP are important retention and recruitment tools, as many of the companies with which the Company competes for executive talent provide similar benefits to their senior executives.

Health, Welfare and Other Personal Benefits

The NEOs were entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees.

In addition, the NEOs received a financial planning benefit pursuant to the terms of their employment agreements, plus an additional payment to cover the taxes associated with the compensation value of this benefit. They also received membership in luncheon and business clubs, and with respect to Mr. Lowe, a country club membership per his employment agreement.

Moreover, the NEOs are eligible for an executive physical. Typically, the majority of the cost associated with this benefit is covered under the health care plans; however, if certain tests or procedures are not covered, the Company will pay for the difference.

For more information about the perquisites provided in 2010 to each NEO, please refer to the “All Other Compensation” column of the Summary Compensation Table.

Other Plans and Agreements

Employment Agreements

The Company maintains employment agreements with each of Messrs. Lowe, NeCastro, Lansing, Cruz, and Hale. These employment agreements enhance retention incentives for the NEOs and also protect the Company’s interests by imposing confidentiality, noncompetition, non-solicitation and other restrictive covenants on the executives.

Messrs. Lowe, NeCastro and Lansing each entered into new employment contracts with the Company during 2010. The term of Mr. Lowe’s contract extends through June 30, 2013. The terms of the contracts for each of Messrs. NeCastro and Lansing extend through December 31, 2013. There were no amendments or extensions to the contract of Messrs. Cruz or Hale during 2010.

Each NEO would be entitled to severance benefits under his employment agreement in the event of an involuntary termination of employment without “cause” or a termination by the executive for “good reason”, death or disability. The severance benefits for Messrs. Lowe, NeCastro and Lansing are generally determined based upon a multiple of base pay and annual incentive. The severance benefits for Messrs. Cruz and Hale are generally determined as if the executive continued to remain employed through the remainder of the term covered by the employment agreement.

In exchange for the severance benefits, the NEOs agree not to disclose Company confidential information and agree not to compete against the Company or solicit its employees or customers for a period of time after termination. These provisions protect the Company’s interests and help to ensure its long-term success.

Executive Severance Plan

Effective January 1, 2011, the Company adopted an Executive Severance Plan (“ESP”) that provides severance benefits to all executives upon involuntary termination, death and disability. The ESP also provides benefits for termination for “good reason” for those executives with employment agreements. The severance benefits are generally based upon a multiple of base salary and annual incentive, depending upon the level of responsibility of the executive. The ESP was adopted to codify existing practices, to ensure consistency in benefits payable upon termination and to provide for protection of the Company through the inclusion of confidentiality, non-compete and non-interference obligations in exchange for the receipt of benefits.

Change in Control Plan

All NEOs are provided change in control protection under the Company’s Executive Change in Control Plan. Under this plan, a NEO would be entitled to certain severance benefits if a “change in control” were to occur and the Company terminated the executive’s employment without “cause” or the executive terminated his employment with the Company for “good reason” within a two-year period following the change in control. In addition to the benefits available under the Executive Change in Control Plan under these circumstances, Mr. Lowe is entitled to certain additional benefits under his employment agreement. The severance levels in the Change in Control Plan were adopted by the compensation committee in 2008.

The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of NEOs. The change in control protections allow NEOs to focus on the Company’s business and objectively evaluate the benefits to shareholders of proposed transactions without being distracted by potential job loss. It also enhances retention following a change in control, as the severance benefits are payable only if the executive incurs a qualifying termination within a certain period following a change in control, rather than merely as a result of the change in control. In addition, the Change in Control Plan conditions the severance benefits upon certain confidentiality, non-compete and non-solicitation obligations which further protects the continuity of the Company’s business following a change in control. These restrictive covenants were revised effective January 1, 2011 to be consistent with the limitations in the Company’s ESP and standard employment agreements, which are more reflective of market practice and provide additional protection for the Company.

All equity awards held by NEOs would immediately vest upon a change in control. Unlike the cash severance described above, the vesting is not contingent upon a qualifying termination within a certain period following a change in control. This “single trigger” is appropriate because the equity of the Company will change and the Company believes NEOs should have the same opportunity to realize value as common shareholders.

Relocation Benefits

During 2010, the Company adopted a relocation benefits policy in connection with its decision to move its headquarters (the “Relocation Policy”). The Relocation Policy provided the same level of benefits for all employees asked to move, including administrative staff. The NEOs were also eligible for benefits under the policy and Messrs. Lowe and Cruz each re-located during 2010. Certain of the benefits received by participants (including NEOs and non-NEOs) under the relocation policy were grossed up for tax purposes. These gross up amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Mandatory Retirement Policy

Effective January 1, 2011, the Company adopted a mandatory retirement policy pursuant to which all bona fide executives as defined under the Age Discrimination in Employment Act, will be required to retire at the age of 65, unless otherwise determined by the compensation committee. Each of the NEOs qualifies as a bona fide executive and will be subject to the policy.

Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each NEO is entitled to receive under his employment agreement in connection with his termination of employment as well as in connection with a change in control.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Respectfully submitted,

David A. Galloway, Chair
John H. Burlingame
Jarl Mohn
Ronald W. Tysoe

REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. John H. Burlingame, David A. Galloway, Jarl Mohn and Ronald W. Tysoe are the members of the compensation committee.

Mr. Burlingame, Ms. Peirce and Ms. Scagliotti served as trustees of The Edward W. Scripps Trust for 2010. The trustees have the power to vote and dispose of the 39,192,222 Class A Common Shares and 32,080,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust. Ms. Peirce and Ms. Scagliotti are income beneficiaries of the Trust. See “Security Ownership of Certain Beneficial Owners.”

Use of Compensation Consultant

In 2010 the compensation committee engaged Meridian Compensation Partners, LLC to provide executive compensation consulting services. Meridian’s services to the committee have included updates on best practices and market trends in executive and director compensation, recommendations regarding executive and director compensation and independent review of compensation proposals by the Company’s senior management. Meridian worked closely with the committee, and with management under the oversight of the committee. Meridian provides no other services to the Company other than independent advisory services to the Committee.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information concerning compensation paid to the NEOs in 2008, 2009, and 2010. The narrative following the table describes current employment agreements and employment terms with each of our NEOs.

Summary Compensation Table — 2008 — 2010

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Kenneth W. Lowe	2010	1,150,000	—	1,581,268	1,416,208	1,821,209	1,711,412	597,524	8,277,621
Chairman,	2009	1,150,000	—	1,283,912	1,413,488	1,602,566	1,438,633	80,622	6,969,221
President & Chief Executive Officer	2008	1,150,000	—	1,667,721	1,915,140	1,368,353	1,152,525	89,656	7,343,395
Joseph G. NeCastro	2010	735,000	—	4,087,189	658,285	671,533	195,806	212,612	6,560,425
Chief Administrative	2009	675,000	—	633,016	655,196	548,705	172,276	43,284	2,727,477
Officer & Chief Financial Officer	2008	675,000	—	833,860	883,686	468,512	129,947	43,954	3,034,959
John F. Lansing	2010	750,000	—	4,102,176	671,727	685,508	352,040	208,319	6,769,770
President, Scripps	2009	700,000	—	547,062	588,553	570,203	272,209	39,966	2,717,993
Networks	2008	700,000	—	667,088	1,197,973	488,422	235,805	38,000	3,327,288
Anatolio B. Cruz III	2010	592,500	—	359,377	321,872	433,155	108,758	345,502	2,161,163
Chief Legal Officer &	2009	575,000	—	320,983	324,552	400,642	113,066	37,943	1,772,186
Corporate Secretary	2008	545,833	—	366,916	439,829	302,469	68,934	36,115	1,760,096
Mark S. Hale	2010	450,000	50,000	281,247	251,891	274,149	182,767	111,617	1,601,671
Executive Vice	2009	435,000	—	242,831	253,150	252,839	117,837	32,892	1,334,549
President, Operations & Chief Technology Officer	2008	435,000	—	333,544	610,080	216,233	88,981	30,050	1,713,888

(1)	Reflects a discretionary recognition bonus paid to Mr. Hale in recognition of his efforts on the Travel Channel acquisition and integration.

(2)	Reflects the aggregate grant date fair value of the (i) performance based restricted share units (based on the probable outcome of the performance conditions as of the date of grant) granted to our NEOs, and (ii) the time-based restricted share units granted to Messrs. NeCastro and Lansing as a special retention grant. The grant date fair value of the performance-based restricted share units, assuming that the highest level of performance would be achieved, is as follows: Mr. Lowe: $2,609,092; Mr. NeCastro: $1,212,757; Mr. Lansing: $1,237,485; Mr. Cruz: $592,972; and Mr. Hale: $464,058. The aggregate grant date fair value was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). See Note 23 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2010 (“Annual Report”) for an explanation of the assumptions made in valuing these awards. For additional information about the equity awards granted in 2010, please refer to the Grants of Plan-Based Awards section of this proxy statement. For information on all outstanding equity awards as of December 31, 2010, please refer to the Outstanding Equity Awards at Fiscal Year-End table.

(3)	Reflects the aggregate grant date fair value of the stock options granted to our NEOs in 2010. The aggregate grant date fair value was determined in accordance with FASB ASC Topic 718. See Note 23 of the Consolidated Financial Statements contained in our Annual Report for an explanation of the assumptions made in valuing these awards.

(4)	Reflects the annual incentive earned by each NEO under the Executive Annual Incentive Plan for the applicable calendar year. For additional information about the 2010 annual incentive opportunities, please refer to the Grants of Plan-Based Awards and CD&A sections of this proxy statement.

(5)	Reflects the increase in the present value of the accumulated benefits under the pension plan and the Supplemental Executive Retirement Plan (“SERP”) for the applicable calendar year. For information on these plans, please refer to the Pension Benefits table. The NEOs did not accrue any preferential or above-market earnings on non-qualified deferred compensation.

(6)	Reflects the perquisites and other benefits outlined in the table below. For more information about these benefits, please refer to the CD&A.

All Other Compensation Table

								Senior	Charitable
		Financial	Legal	Club		Matching	Company	Executive	Matching
		Planning	Fees	Dues	Tax Gross-Up	Contribution	Contribution	Physical	Gift	Total
Name		($)(i)	($)(ii)	($) (iii)	($)(iv)	($)(v)	($)(vi)	($) (vii)	($) (viii)	($)

Mr. Lowe	2010	15,000	5,346	19,438	16,411	89,136	452,193	—	—	597,524
	2009	15,000	2,329	18,388	12,130	32,775		—	—	80,622
	2008	15,000	4,896	18,332	13,928	34,500		—	3,000	89,656
Mr. NeCastro	2010	10,000	—	2,056	9,182	42,196	141,528	2,649	5,000	212,612
	2009	10,000	—	2,056	7,000	19,228		—	5,000	43,284
	2008	10,000	—	2,060	7,000	20,150		1,744	3,000	43,954
Mr. Lansing	2010	10,000	—	—	7,655	43,065	145,415	2,184	—	208,319
	2009	10,000	—	—	7,000	19,950		3,016	—	39,966
	2008	10,000	—	—	7,000	21,000		—	—	38,000
Mr. Cruz	2010	10,000	—	1,223	233,063	30,770	70,446	—	—	345.502
	2009	10,000	—	2,056	7,000	16,387		—	2,500	37,943
	2008	10,400	—	2,060	7,280	16,375		—	—	36,115
Mr. Hale	2010	10,000	—	1,268	7,000	26,725	66,524	—	100	111,617
	2009	10,000	—	—	7,000	12,397		3,495	—	32,892
	2008	10,000	—	—	7,000	13,050	—	—	—	30,050

(i)	Represents the amount for financial planning services.

(ii)	Represents the amount for legal services related to amendments to Mr. Lowe’s employment agreement.

(iii)	Represents the amount paid for dining, business and country clubs.

(iv)	Represents reimbursement of taxes imposed on the financial planning benefit, and with respect to Mr. Lowe, a reimbursement for taxes paid in connection with the payment of his legal fees, and with respect to Messrs. Lowe and Cruz, their relocation.

(v)	Represents the amount of all matching contributions made under the Company’s 401(k) Plan and Deferred Compensation Plan.

(vi)	Represents the amount of all age plus service contributions made under the Company’s 401(k) Plan and Supplemental Contribution Plans. Includes age plus service contributions on 2009 incentive paid in 2010 and contributions on 2010 incentive paid in 2011.

(vii)	Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.

(viii)	Represents the amount of matching charitable contributions made on behalf of the executive by the Company’s matching gift program.

Salary and Bonus in Proportion to Total Compensation

The NEOs generally receive 46% to 56% of their total direct compensation in the form of base salary and cash incentive awards under the Executive Annual Incentive Plan. Please see the CD&A for a description of the objectives of the Company’s compensation program and overall compensation philosophy.

Employment Agreements

Each of the NEOs have entered into employment agreements with the Company. These employment agreements enhance retention of NEOs and also protect the Company’s interests by imposing confidentiality, noncompetition, nonsolicitation and other restrictive covenants on the executives. The employment agreements establish the minimum base salary and target annual incentive opportunity for the term of the agreement. Following is a brief summary of the employment agreements.

Employment Agreement for Mr. Lowe

Mr. Lowe serves as Chairman, President and Chief Executive Officer pursuant to an employment agreement entered into on March 29, 2010 with a term that extends until June 30, 2013. During the term, Mr. Lowe is entitled to: (i) a base salary that is not less than $1,150,000 and an annual target bonus opportunity equal to no less than 130% of his salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans and fringe benefit programs on a basis no less favorable than the most favorable basis provided other senior executives of the Company; (iii) payment of a lump sum equal to 3.0 times his base salary and 2.0 times his annual incentive upon termination without “cause”, for “good reason”; and (iv) reimbursement for tax and financial planning up to maximum of $15,000 per year (grossed-up for taxes), the annual membership fees and other dues associated with one country club and one luncheon club, and the costs of an annual physical examination.

Employment Agreements for Mr. NeCastro and Mr. Lansing

Mr. NeCastro serves as Chief Administrative Officer and Chief Financial Officer and Mr. Lansing serves as President, Scripps Networks, pursuant to contracts entered into on March 29, 2010 that extend until December 31, 2013. During the term, Messrs NeCastro and Lansing are entitled to: (i) a base salary that is not less than $735,000 for Mr. NeCastro and $750,000 for Mr. Lansing and an annual target bonus opportunity equal to no less than 75% of salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans and fringe benefit programs on a basis no less favorable than the most favorable basis provided other senior executives of the Company; (iii) payment of a lump sum equal to 2.5 times his base salary and annual incentive upon termination without “cause”, for “good reason”; and (iv) reimbursement for tax and financial planning up to maximum of $15,000 per year (grossed-up for taxes), the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination.

Employment Agreements for Mr. Cruz and Mr. Hale

The Company maintains employment agreements for each of Messrs. Cruz and Hale. On July 29, 2008, the Company entered into a new employment agreement with Mr. Hale, and on October 16, 2008, the Company entered into new employment agreement with Mr. Cruz. The term of each agreement is three years. The term may be extended for an additional year (up to two years for Mr. Hale) unless the Company provides prior notice of its intention not to extend. The employment agreements set forth the existing compensation and benefit levels for each executive. For example, during the term: (i) the annual base salary for each executive will be no less than $540,000 for Mr. Cruz and $435,000 for Mr. Hale; (ii) the target annual incentive opportunity will be 60% of base salary for Mr. Cruz and 50% of base salary for Mr. Hale; (iii) each executive is eligible to participate in all equity incentive plans, fringe benefit plans, employee retirement, pension and welfare benefit plans available to similarly situated executives of the Company; and (iv) Mr. Cruz is entitled to reimbursement for tax and financial planning up to a maximum of $15,000 per year (grossed-up for taxes) and Mr. Hale is entitled to the same with a up to a maximum of $10,000, grossed-up for taxes), the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination.

Please refer to the “Potential Payments Upon Termination or Change in Control” section for information regarding potential payments and benefits, if any, that each executive is entitled to receive under his employment agreement in connection with his termination of employment or change in control, along with a brief description of the applicable non-competition, non-solicitation, confidentiality and other restrictions applicable to each executive.

Grants of Plan-Based Awards

The following table sets forth information for each NEO regarding (i) estimated payouts of the annual cash incentive opportunities granted by the Company during 2010, (ii) time-based and performance-based restricted share unit granted during 2010, and (iii) stock options granted in 2010.

Grants of Plan-Based Awards — 2010

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
			Estimated Possible Payouts			Estimated Possible Payouts			Number of	Number of	or Base	Fair Value
			Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	of Stock
			Plan Awards(2)			Plan Awards(2)			Stock or	Underlying	Option	and Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/SH)(5)	($)(6)

Mr. Lowe	2010		74,750	1,495,000	2,466,750
	2/18/2010	2/18/2010				2,005	40,093	66,153				1,581,268
	2/18/2010	2/18/2010								103,147	39.44	1,416,208
Mr. NeCastro	2010		27,563	551,250	909,563
	2/18/2010	2/17/2010				932	18,636	30,749				735,004
	2/18/2010	2/17/2010								47,945	39.44	658,285
	3/29/2010	3/29/2010							76,065			3,352,185
Mr. Lansing	2010		28,125	562,500	928,125
	2/18/2010	2/17/2010				951	19,016	31,376				749,991
	2/18/2010	2/17/2010								48,924	39.44	671,727
	3/29/2010	3/29/2010							76,065			3,352,185
Mr. Cruz	2010		17,775	355,500	586,575
	2/18/2010	2/17/2010				456	9,112	15,035				359,377
	2/18/2010	2/17/2010								23,443	39.44	321,872
Mr. Hale	2010		11,250	225,000	371,250
	2/18/2010	2/17/2010				357	7,131	11,766				281,247
	2/18/2010	2/17/2010								18,346	39.44	251,891

(1)	The compensation committee approves the annual equity grants for the NEOs, other than Mr. Lowe, effective as of the date of the next board meeting. The board of directors meeting typically occurs the day immediately following the annual award meeting of the compensation committee. Mr. Lowe’s annual equity grant is both approved and effective as of the date of the board of directors meeting.

(2)	Reflects the incentive opportunities granted in 2010 under the Executive Annual Incentive Plan and the performance-based restricted share units granted under the 2008 Long-Term Incentive Plan. Each award had a performance period that commenced January 1, 2010 and ended December 31, 2010. The “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts under each of these awards when the performance goals were established by the Committee. The threshold equals 5% of the target award and the maximum equals 165% of the target award. The actual 2010 annual incentive payouts are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement. The actual restricted share units credited to the NEOs after the end of the performance period vest 25% on each of March 15, 2011 and March 15, 2012, and 50% on March 15, 2013, provided that the executive remains employed by the Company. Vesting accelerates upon the executive’s death, disability, or retirement, or in the event of a change in control. The NEOs have no right to vote the share units until they are paid; but they receive dividend equivalents as dividends are paid on the underlying shares during the vesting period. For information on the applicable performance goals and performance periods for each award, please refer to the CD&A.

(3)	Reflects retention grants awarded to Mr. NeCastro and Mr. Lansing. Each were awarded 76,065 units that vest as follows: 25% on each of March 29, 2013 and 2014, and 50% on March 29, 2015. Vesting accelerates upon death, disability, in the event of a change in control, or for termination without cause or for good reason. The

NEOs have no right to vote the share units until they are paid; but they receive dividend equivalents as dividends are paid on the underlying shares during the vesting period.

(4)	Reflects the number of shares that may be issued to the NEO on exercise of stock options granted by the Company in 2010. These stock options vest in three annual installments beginning on the first anniversary of the date of grant for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s death, disability or retirement, or in the event of a change in control.

(5)	Reflects the exercise price of each stock option reported in the table, which equaled the closing market price of the underlying option shares on the date of grant.

(6)	Reflects the grant date fair value, as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table. See footnote [ ] of the Consolidated Financial Statements contained in the Annual Report for an explanation of the assumptions used in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each NEO with respect to (i) each option to purchase Company shares that had not been exercised and remained outstanding as of December 31, 2010, and (ii) each award of Company restricted shares and share units that had not vested and remained outstanding as of December 31, 2010.

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares or	Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised	Unexercised	Option		Stock That	Stock That
		Options	Options	Exercise	Option	Have Not	Have Not
		(#) (1)	(#) (2)	Price	Expiration	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable	($)(3)	Date	(#)(4)	($)(5)
Mr. Lowe	3/23/2004	200,813		45.49	3/22/2014
	2/23/2006	133,875		45.74	2/22/2014
	2/23/2006	133,875		45.74	2/22/2014
	2/22/2007	133,875		45.59	2/21/2015
	2/21/2008	89,250	44,625	39.80	2/20/2016
	2/19/2009	72,822	145,644	20.48	2/18/2017
	2/18/2010		103,147	39.44	2/17/2018

Total		764,510	293,416			193,503	10,013,780

Mr. NeCastro	2/19/2009	35,905	71,808	20.48	2/18/2017
	2/18/2010		47,945	39.44	2/17/2018

Total		35,905	119,753			171,716	8,886,303

Mr. Lansing	2/19/2009	31,029	62,057	20.48	2/18/2017
	2/18/2010		48,924	39.44	2/17/2018

Total		31,029	110,981			164,279	8,501,438

Mr. Cruz	2/19/2009	18,206	36,411	20.48	2/18/2017
	2/18/2010		23,443	39.44	2/17/2018

Total		18,206	59,854			43,467	2,249,417

Mr. Hale	8/1/2006	10,710		39.63	7/31/2014
	2/21/2008	17,850	8,925	39.80	2/20/2016
	2/19/2009	13,773	27,546	20.48	2/18/2017
	2/18/2010		18,346	39.44	2/17/2018

Total		42,333	54,817			33,820	1,750,185

(1)	Reflects the number of shares underlying the outstanding stock options that have vested as of December 31, 2010.

(2)	Reflects the number of shares underlying the outstanding stock options that have not vested as of December 31, 2010. Vesting can be accelerated based on death, disability, retirement or change in control. The vesting dates for each unexercisable stock option award are as follows:

		Total Number of
		Unvested Stock
		Options
Name	Grant Date	Outstanding	Vesting Date

Mr. Lowe	2/21/2008	44,625	44,625 on 2/21/2011
	2/19/2009	145,644	72,822 on 2/19/2011 and 2/19/2012
	2/18/2010	103,147	34,383 on 2/18/2011; 34,382 on 2/18/2012 and 2/18/2013

	Total	293,416

Mr. NeCastro	2/19/2009	71,808	35,904 on 2/19/2011 and 2/19/2012
	2/18/2010	47,945	15,982 on 2/18/2011 and 2/18/2013; 15,981 on 2/18/2012

	Total	119,753

Mr. Lansing	2/19/2009	62,057	31,028 on 2/19/2011 and 31,029 on 2/19/2012
	2/18/2010	48,924	16,308 on 2/18/2011, 2/18/2012, and 2/18/2013

	Total	110,981

Mr. Cruz	2/19/2009	36,411	18,205 on 2/19/2011 and 18,206 on 2/19/2012
	2/18/2010	23,443	7,815 on 2/18/2011; 7,814 on 2/18/2012 and 2/18/2013

	Total	59,854

Mr. Hale	2/21/2008	8,925	8,925 on 2/21/2011
	2/19/2009	27,546	13,773 on 2/19/2011 and 2/19/2012
	2/18/2010	18,346	6,116 on 2/18/2011; 6,115 on 2/18/2012 and 2/18/2013

	Total	54,817

(3)	The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

(4)	Reflects the number of restricted shares and share units outstanding as of December 31, 2010. The vesting dates for each outstanding restricted share or share unit award are as follows:

		Total Number of
		Restricted Shares
		or Restricted Share
Name	Grant Date	Units Outstanding	Vesting Date

Mr. Lowe	2/21/2008	14,035	14,035 on 2/21/2011
	2/19/2009	61,709	20,570 on 3/15/2011 and 41,139 on 3/15/2012
	6/26/2009	70,650	70,650 on 6/26/2011
	2/18/2010	47,109	11,77 on 3/15/2011 and 2012, and 23,555 on 3/15/2013

	Total	193,503

Mr. NeCastro	2/21/2008	7,017	7,017 on 2/21/2011
	2/19/2009	30,425	10,142 on 3/15/2011 and 20,283 on 3/15/2012
	6/26/2009	36,312	36,312 on 6/26/2011
	3/29/2010	76,065	19,016 on 3/29/2013 and 2014 and 38,033 on 3/29/2015
	2/18/2010	21,897	5,474 on 3/15/2011 and 2012, and 10,949 on 3/15/2013

	Total	171,716

Mr. Lansing	2/21/2008	5,614	5,614 on 2/21/2011
	2/19/2009	26,294	8,765 on 3/15/2011 and 17,529 on 3/15/2012
	6/26/2009	33,962	33,962 on 6/26/2011
	3/29/2010	76,065	19,016 on 3/29/2013 and 2014 and 38,033 on 3/29/2015
	2/18/2010	22,344	5,586 on 3/15/2011 and 2012, and 11,172 on 3/15/2013

	Total	164,279

Mr. Cruz	2/21/2008	3,087	3,087 on 2/21/2011
	2/19/2009	15,428	5,143 on 3/15/2011 and 10,285 on 3/15/2012
	6/26/2009	14,245	14,245 on 6/26/2011
	2/18/2010	10,707	2,677 on 3/15/2011 and 2012, and 5,353 on 3/15/2013

	Total	43,467

Mr. Hale	2/21/2008	2,807	2,807 on 2/21/2011
	2/19/2009	11,672	3,891 on 3/15/2011 and 7,781 on 3/15/2012
	6/26/2009	10,962	10,962 on 6/26/2011
	2/18/2010	8,379	2,095 on 3/15/2011 and 2012, and 4,189 on 3/15/2013

	Total	33,820

(5)	The value was calculated using the closing market price of our Class A Common Shares on December 31, 2010 ($51.75 per share).

Option Exercises and Stock Vested

The following table sets forth information for each NEO with respect to the exercise of options to purchase shares of Company stock during 2010, and the vesting of Company restricted shares and share unit awards during 2010.

	Option Awards		Stock Awards
	Number of		Number of	Value
	Shares	Value Realized	Shares	Realized on
	Acquired on	on Exercise	Acquired on	Vesting
Name	Exercise (#)	($)(1)	Vesting (#)	($)(2)

Mr. Lowe	214,401	4,658,872	121,273	5,137,341
Mr. NeCastro	0	0	59,877	2,538,785
Mr. Lansing	25,704	431,133	52,505	2,230,891
Mr. Cruz	0	0	27,831	1,178,087
Mr. Hale	0	0	20,222	854,344

(1)	Reflects the product of (i) the number of shares acquired upon the exercise of the stock option, multiplied by (ii) the excess of the closing price per share on the date of exercise, over the per share exercise price of the stock option.

(2)	Reflects the product of the number of restricted shares or share units that vested and the closing price per share on the vesting date.

Pension Benefits

The following table sets forth information regarding the pension benefits for each NEO.

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)	($)(1)	($)

Mr. Lowe	Scripps Pension Plan	29.67	913,324	0
	SERP	29.67	9,493,619	0
Mr. NeCastro	Scripps Pension Plan	7.67	163,719	0
	SERP	7.67	648,709	0
Mr. Lansing	Scripps Pension Plan	14.42	298,171	0
	SERP	14.42	1,270,680	0
Mr. Cruz	Scripps Pension Plan	5.75	113,088	0
	SERP	5.75	310,334	0
Mr. Hale	Scripps Pension Plan	15.75	305,544	0
	SERP	15.75	591,350	0

(1)	The number of years of credited service was frozen as of December 31, 2009. The present value of accumulated benefit are calculated as of December 31, 2010. The present value of accumulated benefits was calculated using the same assumptions included in the Annual Report, except that (i) no pre-retirement decrements were assumed, (ii) post-retirement mortality is IRS Required funding mortality for 2010, and (iii) a discount rate of 5.64% (Pension Plan) and 5.47% (SERP) for 2010 and a discount rate of 6.17% (Pension Plan) and 6.04% (SERP) for 2009.

Description of Retirement Plans

Pension Plan

The Company Pension Plan (the “Pension Plan”) as described below was in effect through December 31, 2010. The Pension Plan was a tax-qualified pension plan covering substantially all eligible employees of Scripps

Networks Interactive. The Pension Plan was transitionally frozen effective December 31, 2009. The material terms and conditions of the Pension Plan as they pertained to the NEOs in 2010 included the following:

Benefit Formula:  Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1% of the participant’s average monthly compensation up to an integration level plus 1.25% of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s years of service. The integration level is the average of the Social Security taxable wage bases for the thirty-five years prior to the participant’s termination (or disability, if applicable). Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the eleven years before termination for which the participant’s compensation was the highest.

Compensation:  Subject to the applicable Internal Revenue Code limit ($245,000 for 2010), compensation includes salary, annual incentives, and amounts deferred pursuant to the SNI 401K Savings Plan and the Company Flex Plan.

Normal Retirement:  A participant is eligible for a normal retirement benefit based on the benefit formula described above if his employment terminates on or after age 65.

Early Retirement:  A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167% for each month the benefit commences before age 62. Mr. Lowe is the only NEO currently eligible for an early retirement benefit. The Company does not grant extra years of service to any NEO under the Pension Plan.

Deferred Vested Benefits:  A participant who is not eligible for a normal or early retirement benefit but has completed five years of service is eligible for a vested retirement benefit. Participants who terminate employment after December 31, 2009 or whose benefit is $10,000 or less, may elect to receive their benefit immediately in the form of a lump sum payment. Otherwise, such benefit is payable on or after age 55 subject to a reduction before age 65.

Form of Benefit Payment:  The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 100% survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving the same monthly amount for life. Other optional forms of payment include a lump sum, joint and 50% or 100% survivor annuity (which provides a reduced monthly amount for the participant’s life with the survivor receiving 50% or 100% of the monthly amount for life), or a monthly life annuity with a 10-year certain or 5-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or 5 years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or 5-year certain period, as applicable).

All forms of benefit payment are the actuarially equivalent of the monthly life annuity form.

SERP

The Company Supplemental Executive Retirement Plan (“SERP”) was intended to attract and retain executive talent by supplementing benefits payable under the Pension Plan. The SERP was amended effective January 1, 2010 in connection with the transitional freeze of the Pension Plan. The material terms and conditions of the SERP as they pertained to the NEOs in 2010 included the following:

Eligibility:  An executive generally is eligible to participate in the SERP if he qualifies for a Pension Plan benefit that was limited by application of the Internal Revenue Code limits on compensation and benefits.

Benefit Formula:  The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 1.45% gross-up for the employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan).

Benefit Entitlement:  A participant becomes entitled to a SERP benefit when he terminates employment. The benefit is paid in a single lump sum in the 7th month following termination.

Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each NEO as of December 31, 2010:

			Executive	Registrant	Aggregate	Aggregate	Aggregate
			Contributions	Contributions in	Earnings in	Withdrawals/	Balance at
			in Last FY	Last FY	Last FY	Distributions	Last FYE
Name		Plan	($)(1)	($)(2)	($)	($)	($)(3)

Mr. Lowe	2010	DCP	166,226	83,113	40,761	0	290,101
		SCP		431,455	−15,638		415,817
Mr. NeCastro	2010	DCP	139,477	35,625	45,976	0	221,078
		SCP		121,071			121,071
Mr. Lansing	2010	DCP	73,046	36,523	19,831	0	129,400
		SCP		125,361			125,361
Mr. Cruz	2010	DCP	62,866	24,083	17,402	0	104,351
		SCP		53,583	1,090		54,673
Mr. Hale	2010	DCP	29,753	14,876	52,563	0	97,192
		SCP		43,274	−1,925		41,349

(1)	Represents the base salary and annual incentive deferred by each NEO during 2010. The deferrals are included in the amounts reflected in the Salary and Non-Equity Incentive Compensation columns of the Summary Compensation Table.

(2)	Represents the matching and age plus service contributions credited to each NEO during 2010. These contributions are included in the All Other Compensation column of the Summary Compensation Table.

(3)	The aggregate balance as of December 31, 2010 for each NEO includes the following amounts that were previously earned and reported as compensation on the 2006, 2007, 2008 and 2009 Summary Compensation Table:

		Annual
	Salary	Incentive	Matching	Restricted
	Deferred	Deferred	Contributions	Share
Name	($)	($)	($)	Units ($)

Mr. Lowe	208,350	0	104,175	394,200
Mr. NeCastro	259,478	61,042	46,488	0
Mr. Lansing	365,450	0	50,100	0
Mr. Cruz	63,050	75,577	31,525	0
Mr. Hale	44,145	70,000	27,072	0

Description of Executive Deferred Compensation Plan and Supplemental Contribution Plan

Each NEO is eligible to defer up to 50% of his pre-tax base salary and up to 100% of his pre-tax annual incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. Each participant is also entitled to a 50% matching credit on base salary deferrals, up to 6% of base salary over the applicable Internal Revenue Code limit ($245,000 for 2010), and any annual incentive deferrals. Under the Supplemental Contribution Plan, “excess” age and service credits are made on behalf of participants whose age and service contributions under the 401K Plan are subject to limits imposed by the IRS. Payments from the Executive Deferred Compensation Plan are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants, and are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. Payments under the Supplemental Contribution Plan are made in cash in a single lump sum. The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2010, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans and arrangements that require it to pay or provide compensation and benefits to its NEOs in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each NEO in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2010, along with other material assumptions noted below. The actual amounts that would be paid to a NEO upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a NEO has earned prior to the applicable triggering event, such as equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). As a result, it does not provide information on the payout of the 2010 annual incentive, as this award was earned as of December 31, 2010 in accordance with its terms, regardless of whether the executive terminated employment or a change in control occurred on that date. Please refer to the “Outstanding Equity Awards at Fiscal Year-End” table for a summary of each NEO’s vested equity awards, the “Pension Benefits” table for a summary of each NEO’s vested pension benefit, and the “Nonqualified Deferred Compensation” table for a summary of each NEO’s deferred compensation balance. Please see the “Summary Compensation” table for the annual incentive earned by the NEO in 2010.

Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause”

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), he is entitled to a lump sum payment equal to: (i) 3.0 times the executive’s annual salary and 2.0 times the executive’s target annual incentive; (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) 24 months of the COBRA premium in effect at the time of termination for such coverage; (iv) full vesting of all equity awards, with the options remaining exercisable for the remainder of the original term, except that any outstanding performance-based restricted shares granted with a performance period commencing after January 1, 2009 will only become fully vested at the end of the applicable performance period, and then only to the extent that the Company achieved the applicable performance goals for that performance period; and (v) continued life insurance coverage until the end of the term.

Other Employment Agreements

Under the employment agreements for each of Messrs. NeCastro and Lansing, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), each of them is entitled to a lump sum payment equal to: (i) 2.5 times the executive’s annual salary and target annual incentive; (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) the value of the additional accruals under the pension plan and SERP for the period from the date of termination through the date the executive would have reached age 55 with at least 10 years of service and additional nonelective contributions to the 401K Savings Plan and Supplemental Contribution Plan for the same period; (iv) 18 months of the COBRA premium in effect at the time of termination for such coverage; (v) continued life insurance coverage until the end of the term. They would also vest in the retention grant of 76,065 time-based restricted share units that they have received upon renewal their employment agreements.

Under the employment agreements for each of Messrs. Cruz and Hale, if the Company terminates the executive’s agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), then the executive is entitled to a pro-rated annual incentive based on actual performance for the year of termination, plus base salary, target annual incentive, and medical, dental and life insurance coverage for the greater of 18 months (12 months for Mr. Hale) or the balance of the term.

For purposes of each of these employment agreements, the term “cause” generally includes embezzlement, fraud or a felony; unauthorized disclosure of confidential information; a material breach of the agreement; gross misconduct or gross neglect of duties; failure to cooperate with an internal or regulatory investigation; or a violation of the Company’s written conduct policies or ethics code. The term “good reason” generally includes a reduction in duties or compensation; relocation outside principal place of employment; or a material breach of the employment agreement by the Company.

In exchange for the benefits described above, each of the executives agrees not to (i) disclose the Company’s confidential information; (ii) compete against the Company for 6 months after termination (12 months if terminated for “cause”); (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination.

Termination without Cause or for Good Reason(5)	Mr. Lowe	Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale

Cash Severance	6,440,000	3,215,625	3,281,250	1,422,000	675,000
Equity
Restricted Share/Units(1)	10,013,780	3,936,364	3,936,364	0	0
Unexercisable Options(2)	6,357,296	0	0	0	0

Sub-Total	16,371,076	3,936,364	3,936,364	0	0

Other Benefits
Health & Welfare(3)	27,175	20,873	21,050	18,168	9,592
Retirement(4)	10,734,280	1,190,241	2,202,315	335,653	710,789

Sub-Total	10,761,455	1,211,114	2,223,365	353,821	720,381

Total	33,572,531	8,363,102	9,440,978	1,775,821	1,395,381

(1)	Represents the product of (i) the number of restricted share or unit awards outstanding as of December 31, 2010, multiplied by (ii) $51.75 per share (the closing market price of our Class A Common Shares on December 31, 2010. The number of restricted share unit awards outstanding on December 31, 2010, includes the share units earned pursuant to the performance-based restricted share unit awards granted in 2010.

(2)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2010 over the exercise price.

(3)	Represents premiums for continued medical, dental and life insurance coverage.

(4)	For Mr. Lowe, this amount represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2011, including a post-retirement mortality, IRS Required funding mortality for 2011, and (iii) a discount rate of 5.64% (Pension Plan) and 5.47% (SERP). For Messrs. NeCastro and Lansing, this amount represents the DB (Pension and SERP) and DC (401K Savings Plan and Supplemental Contribution Plan) amounts for the time from the date of termination through the date each would have attained age 55 with at least 10 years of service.

(5)	For Messrs. Lowe, NeCastro and Lansing, the payment for termination as a result of non-renewal of their employment agreement is the same as for termination without Cause or for Good Reason. For Messrs. Cruz and Hale, the amount is the same except the benefits multiple is 12 months and 6 months respectively.

Death or Disability

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if he dies or suffers a “permanent disability,” the executive, his estate and/or his family become entitled to the following benefits:

•	A lump sum payment equal to two times annual salary (subject to reduction for any proceeds received under any life insurance policy or the Company’s disability plans).

•	In the event of permanent disability, annual payments equal to 60% of his base salary, commencing on the second anniversary of his disability and ending at age 65.

•	Continued medical and dental benefits for two years (29 months in the case of disability).

•	A lump sum payment equal to a pro-rated target annual incentive from January 1 of the year of death or disability through the first anniversary of that event.

The term “permanent disability” means the executive’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under his employment agreement for a period of 150 consecutive days as determined by a medical doctor selected by the executive and the Company.

Other Employment Agreements

Under the employment agreements for each of Messrs. NeCastro, Lansing, Cruz and Hale, if the executive dies or becomes disabled (as defined under and covered by the Company disability plan), the executive (or his estate) would receive a target annual incentive from January 1 through one year after death or disability (pro-rated for Mr. Hale), plus one times base salary. Both Mr. NeCastro and Mr. Lansing receive 18 months of COBRA for medical and dental as a lump sum grossed up for taxes, and Mr. Cruz and Mr. Hale receive continued medical and dental benefits for one year.

Long-Term Incentive Plan

If a NEO dies or becomes disabled, then any equity awards issued under the Company’s Long-Term Incentive plan will become fully vested, and in the case of stock options, be exercisable until their expiration date.

	Mr. Lowe		Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale
Termination Due to Death or Disability	Death	Disability	Either	Either	Either	Either

Cash Severance	3,795,000	3,795,000	1,286,250	1,312,500	948,000	675,000
Equity
Restricted Share/Units(1)	10,013,780	10,013,780	8,886,303	8,501,438	2,249,417	1,750,185
Unexercisable Options(2)	6,357,296	6,357,296	2,835,639	2,542,777	1,427,155	1,193,856

Sub-Total	16,371,076	16,371,076	11,721,942	11,044,215	3,676,572	2,944,041

Other Benefits
Health & Welfare(3)	16,582	2,952,537	16,160	16,160	10,773	8,579
Retirement(4)	10,120,463		1,209,759	2,223,539	337,243	593,210

Sub-Total	10,137,045	2,952,537	1,225,919	2,239,699	348,016	601,789

Total	30,303,121	23,118,613	14,234,111	14,596,414	4,972,588	4,220,830

(1)	Represents the product of (i) the number of restricted share or unit awards outstanding as of December 31, 2010, multiplied by (ii) $51.75 per share (the closing market price of the our Class A Common Shares on December 31, 2010). The number of restricted share unit awards outstanding on December 31, 2010, includes the share units earned pursuant to the performance-based restricted share unit awards granted in 2010.

(2)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2010 over the exercise price.

(3)	Represents the premiums for continued medical and dental insurance coverage.

(4)	Benefit amount is the amount of the benefit which would be payable to the participant’s surviving spouse if the participant commenced benefit immediately prior to death in the form of a 100% qualified joint and survivor annuity.

Change in Control

Upon a change in control, all outstanding equity awards held by the NEOs will vest, with the options remaining exercisable for the remainder of the original terms. A change in control generally means (i) the acquisition of a majority of the Company’s common voting shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition assets accounting for 90% or more of the Company’s revenues, unless the Trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) with respect to Mr. Lowe only, a change in the membership of the Company’s Board of Directors, such that the current incumbents and their approved successors no longer constitute a majority.

Change in Control
(Single Trigger)	Mr. Lowe	Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale

Equity
Restricted Share/Units(1)	10,013,780	8,886,303	8,501,438	2,249,417	1,750,185
Unexercisable Options(2)	6,357,296	2,835,639	2,542,777	1,427,155	1,193,856

Total	16,371,076	11,721,942	11,044,215	3,676,572	2,944,041

(1)	Represents the product of (i) the number of restricted share or unit awards outstanding as of December 31, 2010 multiplied by (ii) $51.75 per share (the closing market price of the Class A Common Shares on December 31, 2010). The number of restricted share unit awards outstanding on December 31, 2010, includes the share units earned pursuant to the performance-based restricted share unit awards granted in 2010.

(2)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2010 over the exercise price.

Qualifying Termination Following a Change in Control

Senior Executive Change in Control Plan

Each NEO participates in the Senior Executive Change in Control Plan. Under this plan, if the executive’s employment is terminated by the Company other than for “cause,” death or disability or if the executive resigns for “good reason,” within two years after a “change in control,” then the Company or its successor will be obligated to pay or provide the following benefits:

•	A lump sum payment equal to 3.0 times for Mr. Lowe, 2.5 times for Messrs. NeCastro, Lansing and Cruz, 2.0 times for Mr. Hale of the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the greater of (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Continued medical, dental, disability, life and accidental death insurance coverage for 36 months for Mr. Lowe, 30 months for Messrs. NeCastro, Lansing and Cruz, 24 months for Mr. Hale.

•	A lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans and defined contribution plans the executive would have received if his age and years of service at the time of termination were increased by 3.0 years for Mr. Lowe, 2.5 years for Messrs. NeCastro, Lansing and Cruz, and 2.0 years for Mr. Hale. With respect to Mr. Cruz, he will be treated as if he had attained at least age 55 with 10 years of service on the date of termination for purposes of calculating his retirement benefits.

Under the change in control plan, the terms “cause” generally includes a commission of a felony or an act that impairs the Company’s reputation; willful failure to perform duties; or breach of any material term, provision or condition of employment. The term “good reason” generally includes a reduction in compensation or duties; relocation outside of principal place of employment; or a material breach of the employment terms by the Company.

In addition to the benefits under the Executive Change in Control plan, Mr. Lowe’s employment agreement provides that he is entitled to receive reasonable outplacement services for a period of 18 months as well as reimbursement for reasonable legal expenses (up to $75,000) if he is required to enforce the agreement in the event of a qualifying termination following a change in control.

In exchange for these benefits, the executives agree not to compete against the Company or its successors, or solicit their employees, customers, vendors or advertisers for a period of one year after termination.

Executive Annual Incentive Plan

Under the Executive Annual Incentive Plan, in the event that a participant’s employment terminates within one year of a “change in control,” the Company or its successor would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs.

Change in Control
(Double Trigger)	Mr. Lowe	Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale

Cash Severance	8,257,698	3,215,625	3,300,508	2,482,855	1,405,678
Other Benefits
Health & Welfare(1)	40,408	33,533	33,680	32,957	21,151
Outplacement	50,000	0	0	0	0
Tax Gross-Ups(2)	0	2,889,470	2,375,229	1,437,946	0
Retirement(3)	15,006,243	1,588,217	2,767,271	957,842	895,694

Sub-Total	15,096,651	4,511,220	5,176,180	2,428,745	916,845

Total(4)	23,354,349	7,726,845	8,476,688	4,911,600	2,322,523

(1)	This amount represents premiums for continued medical, dental, vision, disability, and life insurance.

(2)	Section 280G of the Internal Revenue Code applies if there is a change in control of the Company, compensation is paid to an NEO as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount,” which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2005-2009 if the change in control occurs in 2010). If Section 280G applies, then the NEO is subject to an excise tax equal to 20% of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, the Company is denied a federal income tax deduction for the excess parachute payments. The amounts in the tax gross-ups row reflect a tax gross-up for the excise and related taxes, as required under the terms of the arrangements described above. The amounts are merely estimates based on the following assumptions: (i) an excise tax rate of 20% and a combined federal, state and local income and employment tax rate of 43.34% for Mr NeCastro, 41.25% for Mr. Cruz, and 35% for Messrs. Lowe, Lansing, and Hale and (ii) no amounts were allocated to the non-solicitation or non competition covenants contained in the Executive Change in Control Pan.

(3)	Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2011, including a 5.64% interest rate and the RP2000 mortality table. For Messrs. NeCastro and Lansing, this amount represents the DB (Pension and SERP) and DC (401K Savings Plan and Supplemental Contribution Plan) amounts for the time from the date of termination through the date each would have attained age 55 with at least 10 years of service.

(4)	These amounts are in addition to the payments and benefits described under the “Change in Control” caption, above.

Retirement

Only Mr. Lowe is eligible for retirement as of December 31, 2010. Under Mr. Lowe’s employment agreement, if he voluntarily terminates employment with the Company on or after January 1, 2007, all outstanding equity awards granted pursuant to his employment agreement will vest with the options remaining exercisable for the remainder of the original terms.

Termination Due to Retirement Mr. Lowe

Mr. Lowe

Termination Due to Retirement
Equity
Restricted Share/Units(1)	10,013,780
Unexercisable Options(2)	6,357,296

Total	16,371,076

(1)	Represents the product of (i) the number of restricted share or unit awards outstanding as of December 31, 2010, multiplied by (ii) $51.75 per share (the closing market price of the Class A Common Shares on December 31, 2010). The number of restricted share unit awards outstanding on December 31, 2010, includes the share units earned pursuant to the performance-based restricted share unit awards granted in 2010.

(2)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2010, over the exercise price.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned in 2010 by our non-employee directors for services provided to the Company:

	Fees Earned
	or Paid	Option	Stock	All Other
	in Cash	Awards	Awards	Compensation ($)
Name	($)	($)(1)	($)(1)	(2)	Total ($)

John H. Burlingame	81,000	77,523	80,483	6,000	245,006
Michael Costa	90,000	77,523	80,483		248,006
David A. Galloway	83,000	77,523	80,483		241,006
Jarl Mohn	82,000	77,523	80,483		240,006
Nicholas B. Paumgarten	71,000	77,523	80,483		229,006
Mary Peirce	71,000	77,523	80,483		229,006
Dale Pond	85,000	77,523	80,483	1,000	244,006
Jeffrey Sagansky	88,500	77,523	80,483		246,506
Nackey E. Scagliotti	74,000	77,523	80,483		232,006
Ronald W. Tysoe	108,500	77,523	80,483	5,000	271,506

(1)	Reflects the aggregate grant date fair value of the stock options and restricted share units granted our non-employee directors in 2010. The aggregate grant date fair value was determined in accordance with FASB ASC Topic 718. See Note 23 of the Consolidated Financial Statements contained in our Annual Report for an explanation of the assumptions made in valuing these awards. The following table reflects the number of

Class A Common Shares subject to stock options and unvested restricted shares held by our non-employee directors as of December 31, 2010.

	Unvested
	Restricted	Outstanding
	Shares as of	Options as of
Name	12/31/10	12/31/10

Mr. Burlingame	6,261	55,145
Mr. Costa	1,825	19,802
Mr. Galloway	8,814	19,802
Mr. Mohn	9,443	19,802
Mr. Paumgarten	4,955	73,352
Ms. Peirce	2,451	19,802
Mr. Pond	2,451	19,802
Mr. Sagansky	7,702	19,802
Ms. Scagliotti	6,261	55,145
Mr. Tysoe	11,717	30,512

(2)	Matching gift program charitable contributions.

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the company receive no additional compensation for their service on the board.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $40,000. Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments. Each non-employee director is also entitled to receive a fee for each board meeting and committee meeting attended, as follows:

Meeting Fees
Board	$2,500
Executive, Compensation and Nominating and Governance Committees	$2,000
Audit Committee	$2,500
Annual Chair Fees
Executive Committee	$3,000
Audit Committee	$9,000
Compensation Committee	$6,000
Nominating and Governance Committee	$3,000

Equity Compensation

Each non-employee director is entitled to receive a stock option grant with a target value of $75,000 and a restricted share unit grant with a target value of $75,000. The stock options are exercisable one year from the date of grant, but may be forfeited upon removal from the board for cause.

Other Benefits

In addition to the above compensation, the Company’s matching gift program, matches, on a dollar-for-dollar basis up to $3,000 annually, charitable contributions made by non-employee directors to qualifying organizations. This program is also available to all of the Company’s employees.

Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of a designated percentage of the cash compensation received as a director under the Company’s Deferred Compensation and Stock Plan for Directors. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on Class A Common Shares, or to a fixed income account that credits interest based on the twelve month average of the 10-year treasury rate (as of November of each year), plus 1%. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A Common Shares.

PROPOSAL 2

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide the holders of Common Voting Shares with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly referred to as a “say on pay” proposal, gives the holders of Common Voting Shares the opportunity to express their views on the compensation of our named executive officers.

In connection with this proposal, the board of directors encourages the holders of the Common Voting Shares to review in detail the description of the compensation program for our named executive officers that is set forth in the Compensation Discussion & Analysis (“CD&A”) section of this proxy statement, as well as the information contained in the compensation tables and narrative discussion in this proxy statement.

As described in more detail in the CD&A section of this proxy statement, the Compensation Committee relied upon its independent consulting firm, Meridian Compensation Partners, LLC to assist in evaluating and determining levels of compensation in 2010 through analysis of comprehensive market data, including base salary, target short-term incentives and long-term incentive opportunities for each of the named executive officers from the proxy data from a peer group of 13 media companies.

The key elements of the Company’s executive compensation program are base salary, annual incentives, long-term incentives consisting of stock options and performance-based restricted share units, and retirement benefits. Individual performance, experience, and scope of responsibilities were considered by the compensation committee in determining the base salary for NEOs. The annual incentive payout for the NEOs is based on the extent to which certain pre-established performance goals are achieved during the year, which is consistent with the Company’s pay for performance philosophy and is also “at risk” because the Company must achieve certain performance goals established by the compensation committee for the NEOs to receive an annual incentive payout. Under the Company’s long-term incentive program, the NEOs were granted equity awards as recommended by the CEO and approved by the compensation committee. The compensation committee approved the 2010 target value of the equity award as a percent of base salary for each NEO based on each NEO’s position and level of responsibility. Decisions regarding long-term incentive grants were made based on role and competitive market data to reward value creation and meet retention objectives. The compensation committee determined that, to ensure internal equity among the NEOs, that the long-term incentive award should increase as the executive’s level of responsibility and authority in the Company increased.

We are asking the holders of Common Voting Shares to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting “FOR” the following resolution:

RESOLVED, that holders of the Common Voting Shares of the Company approve, on an advisory (non-binding) basis, the compensation of the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s 2011 proxy statement.

The affirmative vote of a majority of the Common Voting Shares present and entitled to vote at the annual meeting is required to approve the advisory vote on executive compensation.

Because your vote is advisory, it will not be binding on the board of directors, the compensation committee or the Company. The compensation committee, however, will review the voting results and will take them into consideration when making future decisions regarding the compensation of our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS OF THE COMPANY AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

Advisory Vote on the Frequency of an
Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act also requires that we provide the holders of Common Voting Shares with the opportunity to vote, on a nonbinding, an advisory basis, for their preference as to how frequently we should seek future advisory say-on-pay votes on the compensation of our named executive officers. In particular, we are asking the holders of Common Voting Shares to indicate, on a nonbinding, advisory basis, whether they would prefer an advisory say-on-pay vote on the compensation of our named executive officers to occur every one, two or three years. Holders of Common Voting Shares also may, if they wish, abstain from casting a vote on this proposal.

Our board of directors has determined that an advisory say-on-pay vote on the compensation of our named executive officers that occurs on a triennial basis is the most appropriate alternative for the Company. Accordingly, our board of directors unanimously recommends that the advisory vote on the compensation of our named executive officers occur every three years.

You may cast your vote by choosing the option of one year, two years, three years or abstain from voting in response to the following resolution:

RESOLVED, that the holders of the Company’s Common Voting Shares determine, on an advisory (non-binding) basis, whether the preferred frequency for holding an advisory (non-binding) vote on the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in the Company’s 2011 proxy statement, should be every year, every two years or every three years.

The option of one year, two years or three years that receives the highest number of votes cast by the holders of Common Voting Shares will be considered to be their preferred frequency for the advisory vote on the compensation of our named executive officers. Because the vote is advisory, however, it will not be binding on the board of directors, the compensation committee or the Company. The board of directors may decide, in its sole discretion, that it is in the best interests of the Company and its shareholders to hold an advisory say-on-pay vote on the compensation of our named executive officers more or less frequently than the option receiving the most votes cast by the holders of Common Voting Shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

REPORT ON RELATED PARTY TRANSACTIONS

Related Party Transactions

There were no related party transactions in fiscal 2010. Under its charter, the audit committee of the board of directors is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy With Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy defines a “related party,” requires that management present to the audit committee for its approval any related party transaction, and defines disclosure procedures.

Scripps Family Agreement

General.  The Company and certain persons and trusts are parties to an agreement (the “Scripps Family Agreement”) restricting the transfer and governing the voting of Common Voting Shares that such persons and trusts may acquire or own at or after the termination of The Edward W. Scripps Trust. Such persons and trusts (the “Signatories”) consist of certain descendants of Robert Paine Scripps who are beneficiaries of the Trust, descendants of John P. Scripps, and certain trusts of which descendants of John P. Scripps are trustees and beneficiaries. Robert Paine Scripps was a son of the founder of the Company. John P. Scripps was a grandson of the founder and a nephew of Robert Paine Scripps.

If the Trust were to have terminated as of January 31, 2011, the Signatories would have held in the aggregate approximately 93% of the outstanding Common Voting Shares as of such date.

Once effective, the provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when the Trust terminates. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a 10-year period after termination of the Trust and may be renewed for additional 10-year periods.

Transfer Restrictions.  No Signatory will be able to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories will not be able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.

Signatories will be permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories will also be permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and to pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

Voting Provisions.  The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company held after termination of the Trust (each such meeting hereinafter referred to as a “Required Meeting”). At each Required Meeting, the Company will submit for decision by the Signatories, each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the Required Meeting has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him on each matter brought before the Required Meeting. Each Signatory will be bound by the decision reached by majority vote with respect to each matter brought before the Required Meeting, and at the related annual or special meeting of the shareholders of the Company each Signatory will vote his Common Voting Shares in accordance with decisions reached at the Required Meeting of the Signatories.

John P. Scripps Newspapers

In connection with the merger in 1986 of the John P. Scripps Newspaper Group (“JPSN”) into a wholly owned subsidiary of The E.W. Scripps Company (“EWS”) (the “JPSN Merger”), EWS and The Edward W. Scripps Trust entered into the agreement discussed below.

Stockholder Agreement.  The former shareholders of the John P. Scripps Newspaper Group, including John P. Scripps and Paul K. Scripps, entered into a Stockholder Agreement with EWS in connection with the JPSN Merger. This agreement restricts to certain transferees the transfer of EWS or Company Common Voting Shares received by such shareholders pursuant to the JPSN Merger. These restrictions on transfer will terminate on the earlier of the termination of The Edward W. Scripps Trust or completion of a public offering of Common Voting Shares. In connection with the Separation, EWS assigned any and all of its rights under the Stockholder Agreement with respect to Company Common Voting shares to the Company. Under the agreement, if a shareholder has received a written offer to purchase 25% or more of his Common Voting Shares, the Company has a “right of first refusal” to purchase such shares on the same terms as the offer. Under certain other circumstances, such as bankruptcy or insolvency of a shareholder, the Company has an option to buy all Common Voting Shares of the Company owned by such shareholder. Under the agreement, stockholders owning 25% or more of the outstanding Common Voting Shares issued pursuant to the JPSN Merger may require the Company to register Common Voting Shares (subject to the right of first refusal mentioned above) under the Securities Act of 1933 for sale at the shareholders’ expense in a public offering. In addition, the former shareholders of the John P. Scripps Newspaper Group will be entitled, subject to certain conditions, to include Common Voting Shares (subject to the right of first refusal) that they own in any registered public offering of shares of the same class by the Company. The registration rights expire three years from the date of a registered public offering of Common Voting Shares.

INDEPENDENT AUDITORS

The audit committee of the board of directors appointed Deloitte & Touche LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2010. It is expected that Deloitte & Touche LLP will continue as the independent registered public accountants for the Company for the fiscal year ending December 31, 2011. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires.

Independence of the External Auditors.  The committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the committee subject to certain restrictions. The policy sets out the specific services pre-approved by the committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

Service Fees Paid to the Independent Registered Public Accounting Firm.  The following table sets forth fees for all professional services rendered by Deloitte & Touche LLP to the Company for the years ended December 31, 2010 and 2009.

	2010	2009

Audit fees(1)	$1,520,000	$1,668,230
Audit-related fees(2)	100,000	233,000
Tax Fees(3)	61,479	65,726

Total Fees	$1,681,479	$1,966,956

(1)	Audit fees include the audit of the parent company and certain subsidiary companies, quarterly reviews and accounting consultations. It also includes fees for consents and comfort letters.

(2)	Audit-related fees include fees for due diligence assistance and audits of employee benefit plans.

(3)	Tax fees include fees for tax compliance and consultation.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2010. The Audit Committee has also discussed with Deloitte & Touche LLP all matters required by generally accepted auditing standards to be discussed. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable regulations of the Public Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee, and discussed with Deloitte & Touche LLP the independent public accountant’s independence, and has concluded that Deloitte & Touche LLP is independent.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Ronald W. Tysoe, Chair
Dale C. Pond
Jeffrey Sagansky
Michael R. Costa

REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and owners of more than 10% of the Company’s Class A Common Shares (“10% shareholders”), to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2010, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

REPORT ON SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2012 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202, on or before November 15, 2011, for inclusion in the Company’s proxy statement and form of proxy relating to the 2012 Annual Meeting of Shareholders.

If a shareholder intends to raise a proposal at the Company’s 2012 annual meeting that he or she does not seek to have included in the Company’s proxy statement, the shareholder must notify the Company of the proposal on or before January 31, 2012. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2012 proxy statement.

OTHER MATTERS

The solicitation of proxies is made by and on behalf of the board of directors. The cost of the solicitation will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Class A Common Shares.

The presence of any shareholder at the meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by giving written notice to the Company or in open meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two respective classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

Under Ohio law and the Company’s Articles of Incorporation, broker non-votes for Class A Common Shares and abstaining votes for both Class A Common Shares and Common Voting Shares will not be counted in favor of, or against, election of any nominee. Holders of Class A Common Shares and Common Voting Shares do not have cumulative voting.

If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The board of directors does not know of any other matters which will be presented for action at the meeting.

A copy of the Company’s Annual Report for the year ended December 31, 2010 is enclosed.

By order of the board of directors,

ANATOLIO B. CRUZ III
Chief Legal Officer and Corporate Secretary

April 5, 2011

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET
http://www.proxyvoting.com/sni

Scripps Networks Interactive, Inc.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
 WO#
90606-bl
▼ FOLD AND DETACH HERE ▼

Please mark your votes as	☒
indicated in this example

		FOR	WITHHOLD AUTHORITY	*EXCEPTIONS	The Company recommends a vote “FOR” approval of the compensation of named executive officers			FOR	AGAINST	ABSTAIN

1.	To vote for the following nominees for election as directors:	☐	☐	☐	2.	To consider an advisory vote on the compensation of the Company’s named executive oficers.		☐	☐	☐

Nominees:
	(01) John H. Burlingame	(05) Nicholas B. Paumgarten
	(02) Michael R. Costa	(06) Mary McCabe Peirce
	(03) Kenneth W. Lowe	(07) Jeffrey Sagansky
	(04) Jarl Mohn	(08) Nackey E. Scagliotti			The Company recommends a vote for approval every 3 years.
							1 Year	2 Years	3 Years	Abstain

(INSTRUCTIONS: To vote for all nominees, mark the “For” box. To withhold authority to vote for all nominees, mark the “Withhold Authority” box. To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)					3.	To consider an advisory vote to determine the frequency of the advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐	☐

*Exceptions

					4.	To transact such other business as may properly come before the meeting.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity. When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders – The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://www.proxydocs.com/sni
▼ FOLD AND DETACH HERE ▼
SCRIPPS NETWORKS INTERACTIVE, INC.
PROXY FOR COMMON VOTING SHARES
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.
      The undersigned hereby appoints KENNETH W. LOWE, JOSEPH G. NECASTRO and ANATOLIO B. CRUZ III and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Scripps Networks Interactive, Inc., to be held at the Company’s Knoxville headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee, on Wednesday, May 18, 2011, at 4:00 p.m., local time, and any adjournment or adjournments thereof, and to vote thereat the number of Common Voting shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
     The proxies will vote as specified on the reverse, or if a choice is not specified, they will vote FOR the nominees listed in item 1, FOR approval of the compensation of the Company’s named executive officers and for 3 years as the frequency of the advisory vote to approve the compensation of the Company’s named executive officers.

     Receipt of the Notice of Meeting of Shareholders and related Proxy Statement dated April 5, 2011 is hereby acknowledged.
(Continued, and to be signed, on the other side.)

Address Change/Comments
(Mark the corresponding box on the reverse side)

       BNY MELLON SHAREOWNER SERVICES
       P.O. BOX 3550
       SOUTH HACKENSACK, NJ 07606-9250

WO# 90606-bl

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET
http://www.proxyvoting.com/sni

Scripps Networks Interactive, Inc.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
 WO#
90606
90631
▼ FOLD AND DETACH HERE ▼

Please mark your votes as	☒
indicated in this example

		FOR	WITHHOLD AUTHORITY	*EXCEPTIONS

1.	To vote for the following nominees for election as directors:	☐	☐	☐	2.	To transact such other business as may properly come before the meeting.

	Nominees:
	(01) David A. Galloway
	(02) Dale C. Pond
	(03) Ronald W. Tysoe

(INSTRUCTIONS: To vote for all nominees, mark the “For” box. To withhold authority to vote for all nominees, mark the “Withhold Authority” box. To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity. When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders – The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://www.proxydocs.com/sni
▼ FOLD AND DETACH HERE ▼
SCRIPPS NETWORKS INTERACTIVE, INC.
PROXY FOR CLASS A COMMON SHARES
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.
      The undersigned hereby appoints KENNETH W. LOWE, JOSEPH G. NECASTRO and ANATOLIO B. CRUZ III and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Scripps Networks Interactive, Inc., to be held at the Company’s Knoxville headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee, on Wednesday, May 18, 2011, at 4:00 P.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
      The proxies will vote as specified on the reverse, or if a choice is not specified, they will vote FOR the nominees listed in item 1.

      Receipt of the Notice of Meeting of Shareholders and related Proxy Statement dated April 5, 2011 is hereby acknowledged.
(Continued, and to be signed, on the other side.)

Address Change/Comments
(Mark the corresponding box on the reverse side)

       BNY MELLON SHAREOWNER SERVICES
       P.O. BOX 3550
       SOUTH HACKENSACK, NJ 07606-9250
 WO#
90606
90631